STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 27 day of November, 1996, by and between Motor Club of America (referred to herein as "Seller"), and JVL Holding Properties, Inc. (referred to herein as "Purchaser"), and in which such parties, in consideration of the mutual promises set forth below and other good and valuable considerations, the mutuality, receipt and sufficiency of which are hereby acknowledged, agree as follows:

     W I T N E S S E T H:

     WHEREAS, Seller owns in the aggregate Twenty-Five Thousand (25,000) shares of the Common Stock, par value $1.00 per share ("Shares"), of Motor Club of America Enterprises, Inc., a Delaware corporation (the "Company"), representing all of the issued and outstanding stock of the Company;

     WHEREAS, Seller wishes to sell the Shares to Purchaser, which wishes to purchase the Shares from Seller, subject to all of the provisions of this Agreement:

     NOW THEREFORE, in consideration of their respective covenants herein, of the warranties and representations set forth herein, and for other valuable considerations, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Purchase and Sale of the Shares. At the Closing (as defined in Section 9.1.1), subject to all conditions and provisions hereof, Seller shall sell, convey, transfer, assign and deliver, and there shall be purchased from Seller one hundred percent (100%) of the Shares.

     2. Consideration. In consideration of Purchaser's purchase of the Shares from Seller, Purchaser shall, at the Closing, deliver to Seller One Million One Hundred Twenty-Five Thousand and no/100 Dollars ($1,125,000.00) in immediately available funds subject to reductions as provided in Section 7.1.8

     Purchaser shall deliver such immediately available funds to Seller by wire transfer in accordance with wire instructions furnished by Seller to Purchaser.

     3. Seller's General Representations and Warranties. As an inducement to Purchaser to enter into this Agreement and to purchase the Shares hereunder, Seller represents and warrants to Purchaser that as of Closing:

          3.1 Ownership of Shares. Seller has, and will at the Closing have, good and valid title to the Shares, subject to no liens, encumbrances, charges, equities, proxies, voting trusts, restrictions, agreements and imperfections of title. No person or entity other than Seller has, or will at the Closing have, any interest whatever in the Shares either of record or beneficially, except such interest as is created in Purchaser by virtue of this Agreement and except such beneficial ownership as may exist as a result of control of Seller which beneficial ownership will terminate at the Effective Date. At and after the Effective Date, Purchaser will have good and valid title to the Shares, in full ownership, subject to no liens, encumbrances, charges, equities, proxies, voting trusts, restrictions, agreements and imperfections of title other than those, if any, which are created by Purchaser. The certificates representing the Shares contain, and will at the Closing contain, no restrictive legend.

          3.2 Status of Seller. Seller is a corporation, duly incorporated in the State of New Jersey and in good standing in all states it is registered to do business in. The Seller has full corporate power, authority and legal capacity to own its property and assets (including the Shares) and to enter into this Agreement and consummate the transactions contemplated hereby.

          3.3 Authorization: Consents; No Violations: Etc. The execution and consummation of this Agreement by Seller have been duly and validly authorized and approved by all necessary action on the part of each Seller. No approvals, authorizations or consents, other than those already duly obtained, including, without limitation, an order of the New Jersey Department of Banking and Insurance that the contemplated transactions are exempt from the New Jersey Insurance Holding Company Systems Act, are necessary to permit Seller to enter into this Agreement and consummate the transactions contemplated hereby; provided, however, it is expressly recognized that no representation or warranty is being made by Seller with respect to the actions which Purchaser or the Company must take after Closing with respect to licenses and permits and other regulatory matters in connection with the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with, or constitute a breach of, or default under, any term or provision of any material instrument, contract, commitment, statute, regulation, or judicial or administrative order, award, judgment or decree to which any Seller is a party or by or to which any Seller or such Seller's assets (including the Shares) are bound or subject; and does not, and will not result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting the Shares, other than as created in Purchaser by virtue of this Agreement. This Agreement has been duly executed by Seller, is legal, valid and binding with respect to Seller, and is enforceable against Seller in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors; and
(b) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.
          3.4 No Assumption of Obligations. The execution and consummation of this Agreement by Purchaser do not and will not obligate Purchaser under, or with respect to, or result in, the assumption by Purchaser of any obligations of Seller under or with respect to, any liability, agreement or commitment of Seller, other than the obligations, liabilities, agreements or commitments of Seller set forth in Schedule 3.4, attached hereto as a part hereof.

          3.5 Full Disclosure; Correctness and Survival. No representation or warranty of Seller contained in Section 3,
Section 4 or other sections of this Agreement, no exhibit or schedule referred to in or attached to this Agreement, and no certification or document furnished or to be furnished in connection with this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made, in the circumstances under which they were made, not misleading as of execution hereof and as of the Closing. All representations and warranties (i) will be true and correct on the date of the Closing, and (ii) shall survive the Closing and any audit or investigation by Purchaser except as specifically limited in Section 8.1 herein.

          4. Seller's Representations and Warranties Relating to the Company. As an inducement to Purchaser to enter into this Agreement and to purchase the Shares hereunder, Seller represents and warrants to Purchaser that as of Closing:

          4.1 Corporate Status: Capital Stock; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in the states listed in Schedule 4.1, which is attached hereto as a part hereof. Except to the extent that a failure to so qualify would not have a material adverse effect on the Company, the Company is qualified as a foreign corporation in good standing under the laws of each other state or jurisdiction, in which, because of property owned or business conducted by the Company, the Company is required to be qualified to do business, and has, in each such other state or jurisdiction full corporate power and authority to own or lease (as the case may be) its properties and assets therein and to conduct its business and operations therein in the manner in which the same have been and are owned, leased and conducted, respectively.

     The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of Common Stock, par value $1.00 per share, of which Twenty-Five Thousand (25,000) shares (constituting the Shares) are issued and outstanding. All of the issued and outstanding Shares have been issued in compliance with all applicable requirements, are duly and validly issued and are fully paid and non-assessable. There are no other classes of the stock of the Company outstanding. The Company holds no treasury shares and has no subscription, warrant, option, put, call, right or other agreement, commitment or understanding, either firm or conditional, to offer, sell, issue or repurchase any of its capital stock or other securities or obligations. All taxes, if any, applicable to the issuance or transfer of capital stock of the Company have been paid, and no preemptive rights or other rights applicable to such stock have been violated by any such issuance or transfer or will be violated by virtue of this Agreement or its consummation.

     The Company, as of Closing, will have no wholly-owned subsidiaries except for Motor Club of America (Canada) Ltd., and will have no interest in the ownership of any corporation, trust, partnership, joint venture, proprietorship, association or other entity. It is expressly recognized that the Company will, at or prior to the Effective Date, dividend or otherwise transfer to Seller all of the capital stock of Motor Club of America Finance Company and Preserver Insurance Company.

          4.2  Financial Statements.  Attached hereto as Schedule
4.2 are complete copies of the balance sheet of the Company as of December 31, 1995, and June 30, 1996, and related statements of income, shareholders' equity and changes in financial position for the periods then ended (the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of the dates indicated and the results of its operations, shareholders' equity and changes in financial position for the periods then ended, in each case in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; provided, however, it is recognized that the Financial Statements have not been prepared on a consolidated basis.

          4.3 Absence of Liabilities. The Company has and will on the Effective Date have no debt, liability, obligation or commitment, absolute or contingent, known or unknown, other than:
(a) those set forth (and not exceeding the amounts so set forth) in the Balance Sheet of the Company at December 31, 1995, (which Balance Sheet forms part of the financial statements at December 31, 1995, that are referred to in Section 4.2), and not paid or discharged after the date thereof; (b) those which have been incurred in the ordinary course of business, consistent with past practices, from December 31, 1995, through the date of this Agreement, have not been paid or discharged, and do not constitute a breach or violation of any warranty, representation or agreement set forth herein; (c) those which will be, from the date of this Agreement through the date of the Closing, incurred in the ordinary course of business, consistent with past practices, not in breach or violation of any warranty, representation or agreement set forth herein, and not previously paid or discharged; and (d) those arising and not past due pursuant to agreements listed on any Schedule hereto, accurate and complete copies of which have been delivered to Purchaser, and with respect to which there is no default or arrearage and no breach or violation of any warranty, representation or agreement set forth herein. The aggregate debts referred to in clauses (b) and (c) above that are unpaid at the Closing Date will not be a material amount.

          4.4 Directors and Officers: Agents. The present directors and officers of the Company are accurately listed in
Schedule 4.4, attached hereto as a part hereof. Except as listed in
Schedule 4.4 the Company has no outstanding powers of attorney or similar instruments by which officers or agents are designated or appointed. All officers serve at the pleasure of the Board of Directors. The authority of the Company's present directors and officers to act in its behalf will, upon submission of the resignations of such persons, cease without further act on the part of the Company.

          4.5 Changes in Business and Other Events. The Company has not since June 30, 1996:

               4.5.1 Performed or committed itself to perform any act or entered into or committed itself to enter into any transaction other than in the ordinary course of its business consistent with past practices during prior periods;

               4.5.2 Increased or agreed to increase any form of compensation, direct or indirect, to any of its directors, officers, employees or agents;

               4.5.3  Transferred, sold, mortgaged, pledged,
encumbered or disposed of any of its assets other than in the ordinary course of business or in connection with the transactions contemplated hereby;

               4.5.4  Made or permitted any amendment or
termination of any contract, agreement or commitment to which it is a party or by which it may be bound other than amendments and terminations in the ordinary course of its business other than employee terminations provided for in Section 4.23;

               4.5.5 Written off any receivables as worthless or uncollectible other than in the ordinary course of its business and not exceeding $3,000.00.

               4.5.6 Paid or accrued or committed itself to pay any bonus, direct or indirect, or any severance pay to any director, officer, agent or employee;

               4.5.7 Made any capital expenditure or committed to make any capital expenditure, and the Company does not have any unfulfilled commitments to make capital expenditures, whenever made or entered into;

               4.5.8 Distributed any of its assets by means of a declaration or payment of dividends, redemption or purchase of shares or other securities, or payment to any pension or profit sharing fund or otherwise other than the dividend or other transfer contemplated by Section 4.1;

               4.5.9  Paid or become liable to pay any taxes,
assessments, fees, penalties, interest or other governmental (state or federal) charges, other than in the ordinary course of business;

               4.5.10 Issued any security or committed itself to issue any security other than bonds and deposits made by the Company and related to state insurance regulatory requirements in the ordinary course of business;

               4.5.11 Been the subject of any order or, to the best of Seller's knowledge, investigation by any regulatory authority, including, but not limited to, the tax commission, insurance commission or commissioner, the Justice Department of the United States, or any public or private consumer protection or other agency, committee or organization; or been subject within the past three (3) fiscal years to any agreement or decree by or with any regulatory agency with respect to its employment or business or advertising practices;

               4.5.12 Experienced any material casualty or similar loss (whether or not covered by insurance);

               4.5.13  Had reason to believe that any agency
agreement to which it is or was a party has been or will be canceled.

          4.6 Disputes, Investigations and Litigation. Except as set forth on Schedule 4.6 attached hereto as a part hereof, the Company is not:

               4.6.1 Involved in any dispute pending or, to the knowledge of Seller, threatened claim or lawsuit or similar proceeding, as plaintiff, defendant or other party;

               4.6.2 The subject of or subject to any, to the knowledge of Seller, pending or threatened governmental investigation or claim or similar proceeding, and, to the knowledge of Seller, none of its officers, directors, stockholders or, employees is so involved in connection with the Company's affairs;

               4.6.3 Aware of any facts which would lead to a reasonable belief that such a dispute, claim, lawsuit or proceeding is likely to arise; or

               4.6.4 Subject or party to any judgment, order, writ, injunction or decree of any court or governmental agency.

          4.7 Title to Property. The Company has good and marketable title to all its assets, with no imperfections of title thereto other than minor imperfections of title which do not materially adversely affect such property or the use thereof by the Company. The Company has not received any property without giving an adequate and fair consideration for the same. Except for miscellaneous personal items that may be found in a Company employee's work area, all property situated at Company locations belongs to the Company.

          4.8 Personal Property. The Company owns that certain personal property listed on Schedule 4.8 attached hereto as a part hereof.

          4.9 Equipment. The Company maintains complete and accurate records of all furniture, fixtures and equipment owned by it and the basis upon which the same is depreciated for tax and book purposes. The depreciation taken has been computed and taken in accordance, in all material respects, with generally accepted accounting principles and the applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). Such equipment is listed on Schedule 4.9 attached hereto as a part hereof.

          4.10 Real Property Leases. The Company is not a party to nor bound by any real property leases.

          4.11 Personal Property Leases. The Company is not a party to nor bound by any lease of furniture, fixtures, equipment or other personal property.

          4.12 Condition of Assets. All of the assets and properties owned or used by the Company in its business are in the possession of the Company, are fit for the purposes for which they are intended, and are in good condition, normal wear and tear excepted.

          4.13 Material Adverse Changes. There has been no material adverse change since June 30, 1996, in the gross revenues, results of operations, financial condition, business, organization, operations, personnel, properties or assets of the Company, or, to the knowledge of the Seller, in its relationship with customers, employees, agents, banks or other financial institutions or others with which it has a business relationship. Neither Seller nor the Company is aware any presently-existing facts which could reasonably be expected have or cause such a material adverse effect in the future.

          4.14  Contracts, Agreements, Commitments, Etc.  Schedule
4.14 attached hereto as a part hereof lists (or incorporates by specific reference to a listing set forth in any other Schedule attached hereto) all material oral or written agreements, contracts, commitments and understandings, together with all amendments and proposed amendments thereto, to which the Company is a party or by which it or its assets are affected or bound (with the exception of motor club memberships which shall be listed separately and delivered to Purchaser prior to Closing), including (but not limited to) all such agreements, contracts, commitments and understandings: (a) with or involving Seller or any affiliate of Seller; (b) with or relating to the employees, agents or consultants of the Company; (c) involving non-competition covenants by or in favor of the Company; (d) with or involving any labor union or resulting from or relating to any collective bargaining process; (e) for or relating to the purchase or sale of capital assets; (f) for or relating to the lease of personal or real property; (g) respecting any pension or profit-sharing plan, retirement plan, stock purchase plan, stock option plan or any similar employee benefit plan or arrangement, formal or informal and whether covering one or more past or present employees, agents, consultants, stockholders, directors, or officers of the Company;
(h) with respect to any guaranty, subordination or similar type arrangement affecting indebtedness or obligations of the Company or any other person, firm, corporation, association or other entity;
(i) evidencing any lien or other encumbrance affecting any of the significant assets and properties, or securing any of the accounts receivable of the Company; (j) affecting or regulating the management of the Company or the powers, rights and duties of its stockholders, directors and officers; and (k) regulating or affecting the Company's business, properties, assets, operations, or methods thereof.

     Each material agreement, contract, commitment and understanding which is or is required to be listed or referred to in Schedule 4.14 or other Schedules attached hereto along with the motor club memberships is in full force and effect and constitutes a binding obligation of the parties thereto in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors; and
(b) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies. Accurate and complete copies of all such agreements, contracts, commitments and understandings have been delivered to Purchaser. To the knowledge of Seller, no occurrence or circumstances exist which constitute or would, with the lapse of time or the giving of notice or both, constitute a material breach or default by the Company under any of its agreements, contracts, commitments or understandings (whether or not listed or referred to in Schedule 4.14) of a breach or default by any other party thereto, nor is there outstanding any notice of default or correction or termination relating thereto.

     For purposes of this Section 4.14, an agreement, contract, commitment or understanding is material only if (a) it requires the Company to expend in excess of $500.00 pursuant to its express terms or (b) it is not subject to cancellation by the Company on ten (10) days' prior written notice. Provided however, notwithstanding the foregoing, all motor club membership agreements and matters related thereto are material. It is specifically represented that, as of November 30, 1996, the Company will have a liability to American Bankers Insurance Company of Florida ("ABIC") with respect to the 1995-1996 contract year of no more than approximately $47,000.00 (any amount over $47,000.00 not to exceed $500.00) plus a liability to ABIC of no more than $2,100.00 for "PAP" for the month of November, 1996.

          4.15 Compliance with Law: Licenses. The business of the Company has been conducted in accordance with, in all material respects, the applicable laws and requirements of governmental authorities. There is no pending or, to the knowledge of Seller, threatened proceeding to modify or revoke any bond, license, permit or registration of the Company, and no such license, permit or registration is subject to any outstanding order, decree, judgment, stipulation or, to the knowledge of Seller, investigation. The Company holds such licenses, permits and registrations as are necessary to the conduct of its business as conducted prior to the Closing including, but in no way limited to, those licenses, permits and registrations listed on Schedule 4.15 attached hereto as a part hereof; provided, however, it is expressly recognized that no representation or warranty is being made by Seller with respect to the actions which the Company or Purchaser must take with respect to licenses and permits and other regulatory matters in connection with the transactions contemplated hereby.

          4.16 Books and Records. The Company has at all times maintained complete and accurate financial books and records, and books and records (including minute books and stock records) of its corporate affairs, including all meetings of, and action taken by, its board of directors (including committees) and stockholders. Accurate copies of such minute books and stock records of the Company, and of the Certificate of
Incorporation and Bylaws of the    Company, will be delivered to
Purchaser prior to the Closing.

          4.17 Receivables. The accounts and notes receivable of the Company are collectible in full when due, are not subject to any defense or offset and have arisen solely in the ordinary course of its business. Any such accounts and notes receivable are valid.

          4.18 Notes. Schedule 4.18 attached hereto contains a true and complete list of all notes payable to which the Company is a party or is bound. There is no default or arrearage under any such note.

          4.19 Insurance. The Company has at all times maintained, and will continue to maintain through the Closing, adequate comprehensive insurance coverages on its properties and business, all in amounts sufficient to pay any claims arising or accruing thereunder prior to the date of the Closing. Schedule 4.19 attached hereto as a part hereof contains a complete list of all such insurance coverages maintained, showing the policy numbers, names of insurers, types and amounts of coverage and expiration dates. All policies listed in Schedule 4.19 are in full force and effect and there is no delinquency in the payment of premiums on any such policy. Seller is not aware of the existence of any facts or circumstances which would lead to a reasonable belief that any such policies will be canceled or nonrenewable, or that the premiums payable will be increased.

          4.20 Taxes. All tax returns and reports of the Company required by law to be filed have been filed or valid extensions have been obtained. All taxes and other governmental charges with respect to the Company which are due and payable have been paid. There is no pending or, to the knowledge of Seller, threatened claim against the Company for payment of additional taxes in excess of the accruals made on its books with respect thereto. The Company has not executed any currently-in-force waiver of any statute of limitations against assessments of taxes and has no material liability whatever with respect to any taxes of any consolidated group of which the Company is or was, at any time, part. The Company will not have any liability or contingent liability whatever to any member of any such consolidated group with respect to any taxes of such member or any tax savings to the Company or its predecessors resulting from the filing of a consolidated tax return, other than any liability or contingent liability (if any) which would be released by virtue of Section 6.5 hereof. It is acknowledged that the consolidated group of which the Company was a member prior to the Closing has historically been audited on an annual basis.

          4.21 Trademarks; Trade Names. The trademarks, service marks or trade names used by the Company in connection with its business are listed on Schedule 4.21. attached hereto as a part hereof.

          4.22 Violation of Other Instruments. Neither the execution nor the consummation of this Agreement does or will violate, conflict with, or constitute a breach of, any term or provision of the Certificate of Incorporation or Bylaws of the Company or of any material instrument, agreement, contract, commitment, statute, regulation, judicial or administrative order, award, judgment or decree to which it is a party or by or to which it or its assets are subject or bound, or any license, permit or registration of the Company, and does not and will not result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon the assets of the Company.

          4.23 Pension Plan: Employment Contracts; Labor Unions. There is no profit-sharing, pension, stock purchase, stock option, bonus, retirement or similar employee benefit plan (collectively, "Plans") covering persons employed by the Company other than Plans maintained by Seller which will continue from and after the Effective Date but for which Company shall have no liability; there are no employment contracts, or understandings, express or implied, covering such personnel or providing for the payment of specified salaries, bonuses or commissions; and no such personnel are, or have ever been while employed by the Company, covered by any collective bargaining or similar agreement with any labor union or organization. As of Closing, the Company shall have no employees.

          4.24 Certain Transactions: Other Interests. The Company has not, since June 30, 1996, incurred any payable, debt, obligation or commitment (direct or contingent) to, or entered into any agreement or transaction with, or had any payable, debt or obligation to, Seller or any Affiliates of Seller (other than the dividend or other transfer contemplated by Section 4.1 and other transactions expressly contemplated hereby, including, but not limited to, under the Agreement referenced in Section 7.1.7 hereof), except in each case as a result of transactions entered into in the ordinary course of the Company's business and on terms not less favorable to the Company than those which would be available from third parties, and none of the Seller or its Affiliates has any payable, debt, obligation, agreement or commitment, direct or contingent, to or with the Company (other than those arising under the Agreement referenced in Section 7.1.7 hereof). As used in this Agreement, the term "Affiliate" means, with respect to a Seller, any person, partnership, corporation or other entity directly or indirectly controlling, controlled by, or under common control with, such Seller. The Company obtains no goods or services from Seller or its Affiliates which would not be available to the Company from third persons on comparable terms (other than goods and services provided under the Agreement referenced in Section 7.1.7 hereof and administrative services provided by Seller to the Company prior to Closing). Except as set forth in Schedule 4.24 hereto, and except as otherwise expressly contemplated by this Agreement, Seller is not a customer of the Company nor has, directly or indirectly, any interest in (a) any corporation, partnership, proprietorship, association or other entity which is engaged in a business similar to that of the Company or which is a customer of the Company, or (b) any contract or agreement to which the Company is a party or by which it is bound other than the agency contracts listed on Schedule 4.14.

     The Purchaser and the Seller acknowledge that the Company and the Seller are terminating that certain Loan Agreement ("Loan Agreement") dated October 1, 1991, by and between the Company and the Seller without further interest or principal being paid by the Seller to the Company under the Agreement. Specifically, the Company is forgiving the obligation of the Seller to pay the final annual payment in the amount of $400,000 in principal plus interest thereon due under the Loan Agreement on January 1, 1997.

     5. Representations and Warranties of Purchaser. As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as of Closing:

          5.1 Status. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Purchaser has full corporate powers and authority to own or lease (as the case may be) its properties and its assets and to conduct its business and operations therein in the manner in which the same have been owned, leased or conducted, respectively. Purchaser has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

          5.2 No Violation. This Agreement has been duly executed by Purchaser, is legal and binding with respect to Purchaser and is enforceable against Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors; and (b) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

          5.3  Option Regarding Business in New Jersey.  In the
event that the Company   determines after Closing that it will no
longer do motor club business in the State of New Jersey, Seller is granted the option to purchase from the Company the motor club business of the Company specifically done in New Jersey (the "New Jersey Business"). Upon written notification from the Company to Seller of such intention (the "Notice"), Seller shall have fifteen
(15) business days from the Notice in which to notify Company that it wishes to purchase the New Jersey Business with closing to occur as expeditiously as possible after determination of the purchase price. If Seller opts to buy the New Jersey Business and the Company and the Seller cannot mutually agree on the purchase price to be paid by Seller to Company within 15 days of the Company's receipt of the Notice, the purchase price shall be determined by a valuation performed by a qualified motor club business consultant designated by Company and a qualified motor club business consultant designated by the Seller. In the event that these two
(2) consultants cannot agree upon a price, these two (2) consultants shall appoint a third qualified and disinterested consultant. If these three (3) consultants cannot agree upon a purchase price, the purchase price shall be determined by the consultant chosen by the first two (2) consultants. The documentation relating to such purchase and sale shall be in a form that is mutually satisfactory to the parties.

     6.  Certain Additional Agreements.

          6.1 Conduct of Business. Between the date of this Agreement and the date of the Closing, except as otherwise expressly permitted or required by this Agreement and except as Purchaser otherwise consents to in writing from time to time, Seller will cause the Company to conduct its business and affairs only in the ordinary course, and will not permit the Company to perform any act or enter into any transaction other than in the ordinary course of business. Specifically, but not by way of limitation, the Company will not (a) acquire or dispose of any assets other than as permitted by Section 4.5; (b) declare or pay any dividend or make any distribution upon any of the Company's capital stock, or purchase, redeem or otherwise acquire any of the Company's capital stock; (c) issue or sell any of the Company's capital stock or grant, issue or create any right, warrant or option with respect thereto; (d) enter into or amend or modify or terminate any material contracts or commitments, (e) amend the Company's Certificate of Incorporation or Bylaws; (f) prepay or refinance any indebtedness, account payable or other obligation;
(g) increase the compensation or benefits payable to or received by any officer, director, agent or employee, (h) negotiate with anyone concerning, or enter into, any agreement respecting the merger or consolidation of the Company with or into any other entity or the sale of all or substantially all of the Company's assets; or (i) perform or fail to perform an act which would be inconsistent with or result in a breach of any of the representations or warranties set forth in Section 4 hereof, as if such representations or warranties were made as of date subsequent to such act or failure to act.

          6.2 Access to Records. Between the date of this Agreement and the date of Closing, Seller will cause the Company:

               6.2.1 To provide to Purchaser, upon reasonable notice during normal business hours, full access to all of the Company's properties, assets, books, agreements, commitments and records;

               6.2.2 To furnish Purchaser with all information, documents and records concerning any of the Company's affairs as Purchaser reasonably requests;

               6.2.3  To use its best efforts to cause the
Company's past and present auditors and accountants to make available to Purchaser all financial information, including the right to examine all working papers pertaining to audits and tax returns, reviews of the books and other financial information pertaining to the Company and the Company's predecessors; and

               6.2.4 To provide such cooperation as Purchaser may reasonably request in connection with any audit, review or investigation of the Company by Purchaser.

          6.3 Preservation of Business. Seller will use its and, until the Closing, will cause the Company to use the Company's best efforts to preserve the business of the Company, and the goodwill of its customers, suppliers and others having business relations with the Company.

          6.4 Assignment of Rights and Warranties. Effective at and after the Effective Date, Seller hereby assigns to Purchaser
(a) all rights of Seller, if any, arising pursuant to or in connection with all agreements pursuant to which the Company acquired any of the Company's assets or business; and (b) all rights, claims and demands, derivative or otherwise, if any, which such Seller has or may have in connection with or arising out of such Seller's ownership of the Shares. Seller has not and will not grant a release of or modify or limit the enforcement of any of the warranties or rights which are, by virtue of this Section, assigned to Purchaser, or to which Purchaser is, by virtue of this Section or by operation of law, subrogated.

          6.5 Release of Company. Effective on and after the Closing, the Seller hereby releases, acquits and forever discharges the Company of and from any and every claim, debt, demand, liability, action, cause of action or other obligation which such Seller has or may have against, or to which such Seller may be entitled to performance from, the Company by virtue of, or arising with respect, to (i) any agreement, transaction, relationship, dealing or other circumstances which have occurred or occur at any time prior to the Closing, or (ii) any incorrectness or breach or violation of any warranty or representation concerning the Company in this Agreement. This release and discharge does not cover any claim, debt, demand, liability, action, cause of action or other obligation under the Agreement provided for in Section 7.1.7 hereof.

          6.6 Further Assurances. From and after the Closing, Seller shall, upon request by Purchaser, execute and deliver to Purchaser such instruments and documents, and do such further acts and things, as are reasonably necessary (a) to perfect and evidence in Purchaser title to the Shares, and (b) to perfect and evidence the assignment set forth in Section 6.4, and the release set forth in Section 6.5.

          6.7 Satisfaction of Conditions. Purchaser and Seller will use its respective best efforts, and Seller will cause the Company to use the Company's best efforts, to obtain any necessary approvals required for the consummation of the Closing hereunder, and to satisfy all other conditions to the Closing hereunder over which it or any of them have influence.

          6.8 Trade Secrets; Noncompetition. Seller warrants, acknowledges and agrees that all facts, information, know-how, processes, trade secrets, customer lists or other customer information and similar confidential matters with respect to the Company's business, employees, methods, financial affairs, customers or otherwise are owned solely by the Company (and not by Seller) and shall not be divulged, revealed or disclosed by Seller to any third person or used in any manner by Seller except in furtherance of the Company's business or as may be required pursuant to governmental authority or court order; provided, however, (a) Seller may continue to use customer information that relates to Seller's other businesses not transferred hereunder and which is transferred to Purchaser, such use to be in accordance with its current use for such businesses, and (b) Seller may continue to own and to use its own customer information which is not transferred by Seller to Purchaser hereunder.

          6.9 Certain Agreements. Purchaser understands that the Company is intended to be covered for the period prior to the Effective Date by certain management, cost-sharing and tax-sharing agreements with the tax sharing agreement currently being reviewed by the New Jersey Department of Banking and Insurance. Upon the approval of such agreement by the New Jersey Department of Banking and Insurance, Purchaser shall cause the Company to execute and to deliver all such agreements, which shall relate only to the period prior to the Effective Date . Such agreements shall be null and void as of the Effective Date and Enterprises shall have no liabilities thereunder.

     7.  Conditions.

          7.1 Conditions to Obligations of Purchaser. The obligation of Purchaser to proceed with the Closing is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, unless waived by Purchaser:

               7.1.1 All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this agreement shall have been received; and the terms of all requisite orders, consents, approvals and clearances shall then permit the effectuation of the Closing.

               7.1.2 The performance by Seller, prior to the Closing, of all obligations required to be performed by it prior to the Closing; the performance by Seller, at the Closing, of all obligations to be performed by it at the Closing; and the correctness, in all material respects, of each of the representations and warranties of Seller under this Agreement as of the date of Closing.

               7.1.3 The delivery to Purchaser of a certificate dated the date of Closing, signed by Seller, to the effect that
(a) Seller has performed all obligations required by this Agreement to be performed by it prior to the Closing; (b) each of the warranties and representations of Seller contained in this Agreement is true and correct, in all material respects, on the Closing Date: (c) from the date of this Agreement through the Closing Date, the Company has conducted its business in the manner required by Section 6.1 hereof; and (d) there is no pending or, to the knowledge of Seller, threatened lawsuit, claim, action, proceeding or investigation against Seller or the Company that relates to this Agreement or to the transactions herein contemplated; (e) there have been no material adverse change in the business, assets or financial condition of the Company or, to the knowledge of Seller, in the Company's relationship with the Company's employees other than the employee terminations provided for in Section 4.23, customers, suppliers, and others with whom or which the Company has business relations.

               7.1.4  The delivery to Purchaser of the Shares
endorsed as directed by Purchaser along with resignation of all officers and directors of the Company.

               7.1.5 The debt covered by the Loan Agreement (as defined on 4.24 herein) shall be forgiven prior to Closing.

               7.1.6 The Purchaser shall have obtained suitable financing with terms and conditions acceptable to Purchaser, in Purchaser's sole discretion, to allow Purchaser to consummate the transactions contemplated hereby and to fulfill Purchaser's obligations hereunder, and to provide adequate working capital for the Company.

               7.1.7 The execution by the Company and Seller, at Closing, of that certain Agreement attached hereto as Schedule
7.1.7.

               7.1.8  The cash,  short term investments and
Membership Receivables of the Company shall not be less than $494,000.00 at the Effective Date of which amount not less than $244,000.00 shall be cash and short investments . Investments in bonds of Company shall not be less than $378,000.00 . If such amounts are less than as stated in the foregoing sentence, the consideration stated in Section 2 hereof shall be reduced dollar per dollar for such reduced amounts.

               7.1.9 All property of the Company, including (but not limited to) all business records, corporate records, contract files, software and data shall have been delivered to Purchaser as provided in Schedule 7.1.9.

               7.2 Conditions to Obligations of Seller. The obligation of Seller to proceed with the Closing is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, unless waived by such Seller:

               7.2.1 All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement shall have been received; and the terms of all requisite orders, consents, approvals and clearances shall then permit the effectuation of the Closing.

               7.2.2 The performance by Purchaser prior to Closing of all obligations to be performed by Purchaser hereunder prior to the Closing; the performance by Purchaser, at the Closing, of all obligations to be performed by Purchaser hereunder at the Closing; and the correctness of each of the warranties and representations of Purchaser under this Agreement as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date.

               7.2.3  The execution by Company and Seller, at
Closing, of that certain Agreement attached hereto as Schedule
7.1.7.

     8.  Survival of Representations and Warranties: Indemnity.

          8.1 Survival. All representations, warranties, covenants and agreements made by Purchaser or Seller in this Agreement (including, without limiting the generality of the foregoing, the agreements regarding indemnity set forth below in this Section) or in the certificates or instruments delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of three (3) years from and after Closing.

          8.2 Seller's Indemnification of Purchaser and the Company. Seller agrees, that it will pay, defend, indemnify, reimburse and hold harmless Purchaser and the Company and their respective directors, officers, agents and employees (each sometimes referred to herein as an "Indemnified Party" and collectively as the "Indemnified Parties") for, from and against any loss, damage, claim, liability, debt, obligation or expense (including interest, reasonable legal fees and expenses of litigation or of any other nature) incurred or suffered or paid by, imposed upon, resulting to or threatened against any Indemnified Party and which directly or indirectly results from, arises out of or in connection with, is based upon, or exists by reason of: (i) any "material" misrepresentation of facts relating to Seller or the Company, or the "material" breach, incorrectness, inaccuracy or violation of any representation or warranty relating to Seller or the Company (whether contained in this Agreement or in any Exhibit or Schedule attached or required to be attached hereto or any document or record delivered pursuant to this Agreement) or any other representation or warranty made by a Seller in this Agreement; or (ii) the existence of any facts or circumstances the existence of which constitutes a material breach or violation or inaccuracy of, incorrectness in, or conflict with any representation or warranty relating to any Seller or the Company contained in this Agreement or any other representation or warranty made by any Seller in this Agreement; or (iii) any "material" breach or default in performance by any Seller of any covenant or obligation of any Seller set forth in this Agreement or any related document (other than the Agreement referenced in Section 7.1.7 herein) ; (iv) or any claims by former employees of Enterprises. "Material" as used in this paragraph of Section 8.2 means for any occurrence for which the Indemnified Parties have an exposure of One Thousand Five Hundred and No/100 Dollars ($1,500.00) or more up to an aggregate for all claims of Six Thousand and No/100 Dollars ($6,000.00). At such time as the Indemnified Parties shall have been exposed to claims of Six Thousand and No/100 Dollars ($6,000.00) or more, all breaches, defaults and/or misrepresentations shall be "material".

     Without limiting the generality of the foregoing paragraph of this Section 8.2, Seller's obligation to pay, defend, indemnify, reimburse and hold harmless Purchaser and the Company pursuant to this Section 8.2 applies to, among other things, the following (to the extent they are "material") (a) any diminution in the value of the Shares or of the Company or its business or assets, or loss sustained upon the disposition thereof by Purchaser, to the extent such loss or diminution is caused by or contributed to by any matter contemplated by this Section 8.2; (b) the existence or claimed existence of any debt, liability, obligation or commitment of the Company other than those whose existence does not violate any representation or warranty in this Agreement or which in any Exhibit or Schedule attached or required to be attached hereto or in any document or record delivered pursuant to this Agreement; (c) all actions, suits, proceedings, demands, assessments and judgments relating to or incident to any matter contemplated in this Section
8.2 and all costs and expenses (including attorney's fees) related thereto; (d) any claim by any person, firm, association, corporation or other entity of any interest in, or rights with respect to, the Shares or to any portion of the Company's business, to the extent arising by virtue of facts or circumstances existing at or prior to the time of the Closing; (e) any loss, damage, claim, liability, debt, obligation or expense which arises by virtue of occurrences prior to the Closing, whether or not known at the time of the Closing (such as, for example but without limitation, lawsuits filed after the Closing alleging that occurrences prior to the Closing create a liability of, or result in a loss to, the Company or of Purchaser with respect to the Company); (f) any tax audit or tax or other investigation of the Company or its business, if and to the extent such audit or investigation relates to periods prior to the Closing; (g) any claim by anyone that such person is entitled to be indemnified by the Company in accordance with the Company's Bylaws or otherwise, with respect to any act or omission prior to the Closing; and (h) the uncollectability of any account receivable of the Company and not reserved against in the June 31, 1996 balance sheet of the Company. The listing set forth in subsections (a) through (h) above is illustrative only and shall not limit or restrict the provisions of the preceding paragraph of this Section 8.2.

     In addition to the foregoing, Seller shall pay to the Indemnified Party interest on the amount of any loss, damage, claim, liability, debt, obligation or expense the payment of which is or becomes due to the Indemnified Party by Seller, such interest to be at a floating rate of interest equal to prime rate announced from time to time by Chase Manhattan Bank, N.A., New York City, New York, and to accrue from the Closing Date until the date the same is paid by Seller. If the matter for which an Indemnified Party is indemnified involves a claim by a third party, then Seller shall, as part of such indemnity, pay any interest, penalties or fees becoming due to such third party; it is expressly understood that Purchaser shall use any amount paid by Seller with respect to such interest, penalties or fees (a) to pay such interest, penalties or fees or (b) to reimburse itself for such interest, penalties, or fees.

          8.3 Notice to Seller: Defense; Compromise. An Indemnified Party shall notify Seller of any matter with respect to which such Indemnified Party has rights pursuant to Section 8.2, and shall endeavor to give such notice as soon as practicable after determining that such rights exist with respect to such matter. If such matter involves a claim, action, suit or proceeding by a third party against an Indemnified Party, then such Indemnified Party shall afford Seller the opportunity (i) to participate in the defense of same, at the expense of Seller, if the Indemnified Party determines to participate in the defense of same (in which event counsel selected by the Indemnified Party, who shall be reasonably satisfactory to Seller, shall be lead counsel and shall be paid by the Indemnified Party), or (ii) to control the defense of same, at the expense of Seller, through counsel selected by Seller and reasonably satisfactory to the Indemnified Party, if the Indemnified Party determines not to participate in the defense of same. Seller and the Indemnified Parties agree to cooperate fully in the conduct of any such claim, action, suit or proceeding or negotiation, compromise or settlement thereof, but no such compromise or settlement shall be made without the express prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

          8.4 Payment. Claims for indemnification involving the payment of money by Seller to an Indemnified Party shall be paid by Seller within ten (10) days after notification thereof, claims for indemnification involving amounts due to third parties shall be promptly paid by Seller when due; all subject to Seller's right to contest the same in good faith.

          8.5 Seller's Access to Records. From and after the Closing, Purchaser shall and shall cause the Company to make available to Seller at reasonable times and at such reasonable place as Purchaser or the Company designates any available records of the Company that are reasonably required by Seller for the purpose of ascertaining the validity of any claim for indemnification hereunder or of defending against any claim by third parties for which indemnification hereunder is provided Further, Seller shall have reasonable access to Company records reasonably necessary for accounting and tax purposes.

     9.  Miscellaneous.

          9.1  Closing: Termination.

               9.1.1 As used in this Agreement, the "Closing" means the events by which the purchase and sale contemplated by
Section 1 of this Agreement are consummated. The Closing shall, subject to the satisfaction or waiver of all conditions herein contained, occur on December 2, 1996, at 10:00 o'clock a.m. local time with an "Effective Date" of December 1, 1996 , at the office of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., 2900 Liberty Tower, Oklahoma City, Oklahoma 73102 or at such other date, time and/or place as may mutually be agreed by Purchaser and Seller. Either Purchaser and/or Seller may on one occasion postpone the Closing for up to ten (10) days if necessary to permit the occurrence of any conditions to the Closing, in which event the Closing shall occur on a date designated by the party or parties declaring such delay, who or which shall notify the other parties thereof at least five (5) days prior to such designated date. The date on which the Closing occurs is herein called the "Closing Date". At the Closing, the Seller shall sell, convey, transfer, assign and deliver to Purchaser the entire right, title and interest of Seller in and to the Shares and shall deliver to Purchaser a certificate or certificates representing such Shares, registered in the name of the Seller, together with attached stock powers duly executed by the Seller for transfer of the Shares to Purchaser (with signature guaranteed by a national bank or member firm of the New York Stock Exchange), and all of the minute books, stock records, corporate seal and other corporate records and instruments of the Company. Any transaction, stamp, transfer or similar tax payable with respect to the transfer of the Shares from Seller to Purchaser shall be paid by Seller.

               9.1.2 Purchaser, if it is not in default of this Agreement or if Seller is in default of same, or Seller, if Seller is not in default of this Agreement or if Purchaser is in default of same, may terminate this Agreement if the Closing has not occurred by December 16, 1996 or if the conditions to Closing cannot be satisfied by that date.

          9.2 Risk of Loss. All risk of loss to the Shares shall remain in Seller until the Closing. In the event of any material loss or material adverse change with respect to the assets, business, properties, financial condition or operations of the Company prior to the Closing, Purchaser shall be entitled to terminate this Agreement.

          9.3 Confidential Information. Each party agrees not to disclose any confidential information or trade secrets received by it from any other party pursuant to the terms of this Agreement except as may be required by governmental authority or court order. If this Agreement is terminated for any reason, each party will continue to hold such information in confidence and will, to the extent requested by the party from which the information was received, promptly return to the latter party all written material received from it.

          9.4 Finders: Fees and Expenses. No party hereto has, directly or indirectly, dealt with anyone acting as a broker, finder or in a similar capacity, or has incurred any obligation for any brokerage, finders, or similar fee or commission in connection with this Agreement or any transaction contemplated hereby. Except as otherwise provided in Section 8, Purchaser and Seller shall bear their respective legal and accounting fees and expenses incurred in connection with this Agreement and the transactions herein contemplated. No such fees shall be charged or allocated by Seller to the Company.

          9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by personal delivery, telex, cable or certified or registered mail, postage prepaid, addressed as follows:

               9.5.1  If to Purchaser, to:

               JVL Holding Properties, Inc.
               3200 Wilshire Blvd.
               Oklahoma City, Oklahoma  73116

               with copy to:

               Cheryl P. Hunter, Esq.
               Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 2900 Liberty Tower
               100 North Broadway
               Oklahoma City, Oklahoma  73102-8804

               9.5.2  If to Seller, to:

               Motor Club of America
               Attn: Stephen A. Gilbert, President
               95 Route 17 South
               Paramus, N.J.  07653-0931

               with a copy to:

               Roger A. Stong, Esq.
               Crowe & Dunlevy, A Professional Corporation
               1800 Mid America Tower
               20 North Broadway
               Oklahoma City, Oklahoma  73102

     The addresses to which notices or copies are to be sent may be changed by notice given in accordance with this Section 9.5.

          9.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no representations, warranties or commitments by the parties except as set forth herein or otherwise set forth in writing. This Agreement supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto.

          9.7 Non-Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof or of a continuation of the violation waived. Each party shall be entitled to rely upon one or more provisions of this Agreement without waiving any right to rely upon any other provision at the same time or at any other time.

          9.8 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted legal representatives, successors and assigns, provided that except as stated in the following sentence neither this Agreement nor any rights hereunder shall be assigned by any party hereto without the written consent of the other parties hereto. Seller agrees that Purchaser is entitled to transfer or assign, without written consent of Seller, its rights as Purchaser herein for tax-planning purposes. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and their permitted legal representatives, successors and assigns any rights or remedies under or by reason of this Agreement, except as provided in Section 8 hereof and except as may be specifically otherwise provided herein.

          9.9 Headings. The headings of sections and subsections of this Agreement are merely for convenience of reference and have no substantive significance. Headings shall be disregarded in the interpretation of this Agreement.

          9.10 Aid in Litigation. Upon request by Purchaser, Seller shall perform all acts as may be necessary, desirable and proper, in the opinion of counsel for Purchaser, to aid in the conduct of any litigation arising out of the business, assets or properties of the Company, as same existed at and prior to the Closing, all without further consideration from Purchaser, but at the expense of Purchaser except as otherwise provided in Section 8 hereof. Upon request by Seller, Purchaser shall perform all acts as may be necessary, desirable and proper in the opinion of counsel for Seller, to aid in the conduct of any litigation arising out of the business, assets or properties of the Company without consideration from Seller.

          9.11 Section Designations. The designation in this Agreement of any section number shall be deemed to include all sections commencing with the designated number. Thus, reference to a Section 6 would include reference to such Section 6 and to all sections commencing with the number 6 (such as 6.1, 6.1.3, etc.) regardless of any other numbers appearing thereafter.

          9.12 Agreement Preparation. The agreements contained herein shall not be construed in favor of or against either party but shall be construed as if all parties prepared this Agreement.

          9.13 Short Separate Tax Year. Seller agrees to take all actions necessary under Internal Revenue Code Section 1377 (a) (2) to close the books of Company as of the Effective Date and to advise the Internal Revenue Service of such election.

          9.14  Arbitration.  The parties shall attempt to resolve
all disagreements and disputes     which may arise hereunder by
mutual discussion.  If a party determines that a disagreement    or
a dispute cannot be resolved by mutual discussion, as a condition
precedent to any right   of action hereunder, the party shall so
notify the other party and such disagreement or such   dispute
shall be submitted to arbitration, one arbitrator to be chosen by
Seller and     one  arbitrator to be chosen by Purchaser  within
fifteen (15) days from the date notice of such    determination is
given and received.  If either of such arbitrators are not chosen
within such    15 day period, upon request of Seller or Purchaser,
arbitrators shall be selected by a judge     The two arbitrators so
designated shall first select a competent disinterested third
arbitrator,    and failing within 15 days from the date of the
appointment of the second arbitrator to agree     on such third
arbitrator, upon request of Seller or Purchaser, the third
arbitrator shall be      selected by a judge.  The determination of
any two arbitrators shall be final and binding upon    both
parties. Such determination shall be made within forty-five (45) days from the appointment of the third arbitrator unless, for good cause stated by the arbitrators, a decision cannot be rendered in such time frame, in which event a decision shall be rendered as
expediently as possible.   Each party shall bear the expense of its
own arbitrator and shall      jointly and equally bear with the
other, expenses of the third arbitrator and the arbitration. Provided, however, notwithstanding the foregoing, the party
prevailing shall be entitled, in   addition to such other relief as
maybe granted, to a reasonable sum for its attorneys fees, costs and all expenses related thereto.  Discovery depositions shall
not be taken in the arbitration    proceedings.





     [Intentionally left blank]
     IN WITNESS WHEREOF, the parties have caused this be duly executed on the date and year first above

                              "SELLER"

                              MOTOR CLUB OF AMERICA



                         By:
                              Stephen A. Gilbert, President


                              "PURCHASER"

                              JVL Holding Properties, Inc.


                         By:
                              Virgil Coffee, President


Schedule 3.4 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America ("Seller") and JVL Holding Properties, Inc. ("Purchaser") concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

List of obligations of Seller being assumed by Purchaser:

NONE

Schedule 4.1 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

List of states where the Company is qualified to do business and is in good standing:

District of Columbia and all states of the United States of America

Schedule 4.2 to Stock Purchase Agreement made and entered into November 1, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc.


                MOTOR CLUB OF AMERICA ENTERPRISES, INC.
                             BALANCE SHEET



                                        June 30,       December 31,
                                          1996             1995
ASSETS

Investments:

Cash and cash equivalents             $  220,274        $  200,734
Investment in subsidiaries             3,704,110         4,174,051
Fixed maturity securities,
  available-for sale, at
  market value (amortized cost
  $369,344 (1996) and $384,392 (1995)    363,002           400,104
    Total invested assets              4,287,386         4,774,889
Memberships receivable                   261,703           298,008
Note receivable from Motor Club of
 America including accrued interest      425,701           410,221
Deferred membership acquisition costs    219,629           241,963
Other assets                               8,803            11,085
    Total Assets                      $5,203,222        $5,736,166

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

Unearned membership fees              $  535,293        $  524,898
Reserve for membership benefits           14,681            17,399
Due to Motor Club of America and
  subsidiaries                            15,426            34,605
Other liabilities                        129,850           169,461
    Total Liabilities                    695,250           746,363

Shareholders' Equity:

Common Stock, $1 par value;
 authorized 100,000 shares; issued
 and outstanding 25,000 shares            25,000            25,000
Paid in additional capital             1,511,034         1,511,034
Retained Earnings                      2,978,280         3,438,057
Net unrealized (loss) gains on
 fixed maturity securities                (6,342)           15,712
     Total Shareholders' Equity       $4,507,972        $4,989,803
     Total Liabilities and
       Shareholders' Equity           $5,203,222        $5,736,166
Schedule 4.2 (Continued)

MOTOR CLUB OF AMERICA ENTERPRISES, INC.
STATEMENT OF OPERATIONS
for the periods ended December 31, 1995 and June 30, 1996


                                          June 30,    December 31,
                                            1996          1995

Revenues:

Motor Club membership fees                $  658,104   $1,276,324
Interest on loans                             15,480       51,799
Investment income                              5,962       48,414
Other revenues                                   600        6,948
   Total revenues                            680,146    1,383,485

Losses and Expenses:

Commission expenses                          212,117      503,511
Other operating expenses                     311,314      679,234
Motor Club benefits                          146,551      280,836
   Total expenses                            669,982    1,463,581

Operating income (loss) before
 equity in earnings of subsidiaries           10,164      (80,096)
Equity in earnings (loss) of
 subsidiaries (net of taxes)                (469,941)      93,318

Provision for Federal income taxes            -            -

   Net (loss) income                     ($  459,777)  $   13,222





















Schedule 4.2 (Continued)


MOTOR CLUB OF AMERICA ENTERPRISES, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY for the periods ended December 31, 1995 and June 30, 1996





                             Common     Paid-in     Retained
                             Stock      Capital     Earnings

Balance at
 December 31, 1994          $25,000   $1,511,034   $3,221,697
Net income                                             13,222
Change in unrealized
 appreciation on
  available-for-sale
  securities                   -            -         203,138

Balance at
 December 31, 1995           25,000    1,511,034    3,438,057

Net loss                       -            -        (459,777)
Change in unrealized
 (depreciation) on
  available-for-sale
  securities                   -            -            -

Balance at
 June 30, 1996              $25,000   $1,511,034   $2,978,280


Schedule 4.2 (Continued)
MOTOR CLUB OF AMERICA ENTERPRISES, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY for the periods ended December 31, 1995 and June 30, 1996


                                     Unrealized
                                    appreciation
                                   (depreciation)
                                 available-for-sale
                                      securities      Total

Balance at
 December 31, 1994                   ($  1,707)    $4,756,024
Net income                                             13,222
Change in unrealized
 appreciation on
  available-for-sale
  securities                            17,419        220,557

Balance at
 December 31, 1995                      15,712      4,989,803

Net loss                                  -          (459,777)
Change in unrealized
 (depreciation) on
  available-for-sale
  securities                           (22,054)       (22,054)

Balance at
 June 30, 1996                       ($  6,342)    $4,507,972


Schedule 4.2 (Continued)
MOTOR CLUB OF AMERICA ENTERPRISES, INC.
STATEMENT OF CASH FLOWS
for the periods ended December 31, 1995 and June 30, 1996

                                     June 30,       December 31,
                                       1996            1995
Cash flows from operating
  activities:
  Net (loss) income                 ($459,777)        $ 13,222
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Equity in loss (income) of
    subsidiaries                      469,941          (93,318)
    Amortization of discount and
    premium on fixed
    maturity securities                 11,558            2,697
    Changes in:
     Liability to Motor Club of
     America and subsidiaries          (19,179)         183,405
     Membership receivable              36,305         (101,210)
     Deferred membership
     acquisition cost                    22,334           95,937
     Unearned membership fees            10,395         (104,376)
     Reserve for membership benefits     (2,718)             680
     Other liabilities                  (19,611)           8,740
     Interest on note receivable
      from Motor Club of America        (15,480)           -
     Other assets                         2,282           36,236
        Total adjustments               475,827           28,791
        Net cash provided by
         operating activities            16,050           42,013
Investing activities:
Proceeds from:
    Disposal of fixed maturity
     securities                           3,490          626,191
    Installment payment and
     interest received
     on Motor Club of America
     note receivable                      -              884,455
Purchase of:
    Fixed maturity securities             -             (631,885)
    Preserver Insurance Company
     common stock                         -             (918,000)
       Net cash provided by (utilized
        in) investing activities          3,490          (39,239)

    Net increase in cash and cash
     equivalents                         19,540            2,774
    Cash and cash equivalents at
     beginning of year                  200,734          197,960
    Cash and cash equivalents at
     end of year                       $220,274         $200,734


Schedule 4.4 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

A list of the present directors and officers of the Company:

Archer McWhorter, Director
William E. Lobeck, Jr., Director
Alvin E. Swanner, Director
James D. Pratt, Director
Robert S. Fried, Director
Malcolm Galatin, Director
Stephen A. Gilbert, Director, President & General Counsel
Patrick J. Haveron, Director, Executive Vice President &
                     Chief Financial Officer
Theodore Green, Vice President
George B. Meyers, Vice President
G. Bruce Patterson, Vice President
Charles J. Pelosi, Vice President
Myron Rogow, Vice President
Norma Rodriguez, Treasurer
Peter K. Barbano, Secretary

Schedule 4.6 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

A list of disputes, investigations and litigation involving the
Company:


NONE

Schedule 4.8 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")


List of personal property owned by the Company:

-       contracts set forth on Schedule 4.14 hereto;

-       insurance policies set forth on Schedule 4.19 hereto;

-       trademarks, service marks or tradenames set forth on Schedule
        4.21 attached hereto; and

- any pesonal property items set forth on Schedule 7.1.9 attached hereto.

Schedule 4.9 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

List of equipment:

NONE

Schedule 4.14 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

A list of contracts to which the Company is a party or by which it or its assets are affected or bound:

1. Tax Sharing Agreement dated October 6, 1995 effective January 1, 1995, among Motor Club of America ("Holding"), Motor Club of
America Insurance Company ("Motor Club"), Preserver Insurance
Company ("Preserver"), Motor Club of America Finance Company
("the Finance Company"), and the Company

2. Management and Cost Sharing Agreement dated September 25, 1996 effective January 1, 1995 between Holding, the Company and the Finance Company *

3. Motor Club of America Employees Retirement Plan dated November
9, 1994 among Holding, MCA Insurance Company ("MCAIC"),
Property Casualty Company of MCA ("PCC"), Fairmount Central
Urban Renewal Corporation ("Fairmount Central"), the Company and Preserver *

4. 401(k) Plan dated January 24, 1996 among Holding and participating affiliates: Fairmount Central, MCAIC, Motor
Club, the Company and PCC. *

5. Agreement between the Company and American Bankers Insurance
Company of Florida effective November 22, 1992

6. Agreement between Holding and Spatial Data Sciences, Inc.
effective January 22, 1996

7. Agreement between Holding and Auto Help Line effective April
3, 1984

8. Agreement between the Company and Covenant Group, Inc.
effective November 8, 1995

9. Agreement between the Company and AVCO Financial Services, Inc. effective February 17, 1987



10. Regional General Agency Agreements as set forth on the attached list captioned "Motor Club of America Regional
General Agents September 1, 1996" pages 1 through 4 inclusive.

11. General Agency agreements as set forth on the attached list captioned "Motor Club of America New Jersey General Agents
September 1, 1996" pages 1 through 30 inclusive.

12. Membership only agency agreements as set forth on the attached lists captioned:

     - "New Jersey Membership Producers 11/23/96" (pages 1-12 inclusive);

     - "New York Membership Only Agents 10-25-96" (pages 1-13 inclusive);

     - "Massachusetts Membership Producers 11-22-96" (pages 1-4 inclusive);

     -    "Connecticut Membership Producers 11-22-96)" (pages 1 and
           2);

     -    "Misc Membership Producers 11-22-96" ( one page); and

     -     "Ohio Membership Producers 11-22-96" (one page).

13. Service garage agreements as set forth on the attached list captioned "MCA Road Service Servicing Stations Directory run date 10/1/96" (pages 1-16 inclusive).

14. November 22, 1994 letter agreement between Holding and Robin
Travel

15. Merrill Lynch Trust Company Custody Agreement dated August 1,
1990 between the Company and Merrill Lynch Trust Company

* Obligations of the Company will terminate upon closing

              MOTOR CLUB OF AMERICA
              REGIONAL GENERAL AGENTS
              SEPTEMBER 1, 1996

 CODE     REGIONAL GENERAL AGENCY                   REGIONAL MGRS
29-01000  MCKENZIE-PARDUE AGENCY, INC.      WILLIAM E. PARDUE, JR.
 (MCKE)        1309 MEMORIAL DRIVE
               P.O. BOX 311
               ASBURY PARK, NJ  07712
               PHONE #  (908) 776-7262SPEED DIAL #  001
               FAX #    (908) 775-0392

29-05000      DUNHOUR AGENCY, INC.           FRED DUNHOUR III
 (DUNH)        127 NO. BLACK HORSE PIKE
               MT. EPHRAIM, NJ  08059
               PHONE #  (609) 933-3200 SPEED DIAL #  002
               FAX NO.  (609) 931-1558

29-06000      ARTHUR C. PETERSON AGENCY, INC.  RONALD PETERSON
 29-09000      404 ANDERSON AVENUE
 (PETE)        CLIFFSIDE PARK, NJ  07010
               PHONE #  (201) 943-3853 SPEED DIAL #  003
               FAX #    (201) 943-3918

29-03000     TRABER AND VREELAND, INC.         ROBERT VREELAND
 29-07000      13 EMERY AVENUE                 JAMES STANEK
 (TRAB)        RANDOLPH, NJ  07869
29-74770       PHONE #  (201) 366-0256 SPEED DIAL #  004
(IMU)          FAX #    (201) 366-0589

29-08000      UVW/ELIZABETH GROUP              DONALD READLINGER
 29-16000      Corporate Office:               ROBERT CANARICK
 29-48000      SOMERSET EXECUTIVE SQUARE       STEPHEN WARNER
 (ELIZ)        ONE EXECUTIVE DRIVE             JOHN VOORHEES
               P.O. BOX 6728
               SOMERSET, NJ   08875-6728
               COMMERCIAL LINES  (908) 469-3000
               SPEED DIAL #  005
               PERSONAL LINES    (908) 469-7272
               FAX #             (908) 271-0152

               Personal Lines Division
               20 COMMERCE DRIVE
               P.O. BOX 1157
               CRANFORD, NJ   07016
               PHONE #  (908) 709-9000 SPEED DIAL #  006
               FAX #    (908) 709-9090

29-04000      DELSEA INSURANCE AGENCY, INC.     MICHAEL DONEGAN
 29-10000      29 S. DELSEA DRIVE               JOSEPH DONEGAN
 (DELS)        P.O. BOX 548                     JAMES DONEGAN
               GLASSBORO, NJ  08028
               PHONE #  (609) 881-6901 SPEED DIAL #  007
               FAX #    (609) 881-5577

 29-11000      PHE/KRAFT AGENCY, INC.                 GERARD QUINN
 29-45000      ONE UNIVERSITY PLAZA
 (KRAF)        HACKENSACK, NJ  07601
 29-73920      PHONE #  (201) 487-0800 SPEED DIAL #  008
 (PHE)         FAX #    (201) 487-4165

 29-13000     THE MONTO AGENCY, INC.                  VINCENT MONTO
 (MONT)        3238 KENNEDY BOULEVARD
               JERSEY CITY, NJ  07306
               PHONE #  (201) 659-6427 SPEED DIAL #  009
               FAX #    (201) 659-1125

 29-14000      JAMES D. MOONEY                        JAMES MOONEY
 (MOON)        309 BLOOMFIELD AVENUE
               VERONA, NJ  07044
               PHONE #  (201) 239-9200 SPEED DIAL #  010
               FAX #    (201) 857-9388

 29-15000      MCHUGH-SCHLATTER AGENCY                JAMES MORAN
 (MCHU)        19 MORRISTOWN ROAD
               ROUTE 202 NO.
               P.O. BOX 357
               BASKING RIDGE, NJ  07920-0357
               PHONE #  (908) 766-0049 SPEED DIAL #  011
               FAX #    (908) 766-0075

 29-17000      RARITAN AGENCY, INC.                   FRANK
FRERICHS
 (RARI)        754 ROUTE 18, SUITE 101                BILL IRWIN
               E. BRUNSWICK, NJ  08816
               PHONE #  (908) 238-6060 SPEED DIAL #  012
               FAX #    (908) 390-0764

29-20000      SHER AGENCY, INC./MULTI LINE INS
(SHER)         AGENCY                        STEVE LICHENSTEIN
               24-02 BROADWAY
               FAIR LAWN, NJ  07410
               PHONE #  (201) 796-4140 SPEED DIAL #0
               FAX #    (201) 797-3838

29-23000      C.O.E., INC., T/A CIARDELLI, PICKEL &   ROBYN COE
 (COE2)         COE
               159 SO. MAIN STREET
               PHILLIPSBURG, NJ  08865
               PHONE #  (908) 454-8582 SPEED DIAL #014
               FAX #    (908) 859-6487

 29-25000      THE COE AGENCY, INC.                ROBERT COE, JR.
 (COE1)        2330 KENNEDY BOULEVARD
               JERSEY CITY, NJ  07304
               PHONE #  (201) 435-4300 SPEED DIAL #  015
               FAX #    (201) 435-3258



 29-29000      THE CORNWALL AGENCY, INC.              SCOTT RAJOPPI
 (CORN)        2190 MORRIS AVENUE
               UNION, NJ  07083
               PHONE #  (908) 686-9220 SPEED DIAL #  016
               FAX #    (908) 686-9273

 29-33000      THE HARVEY KRAMER AGENCY, INC.         HARVEY KRAMER
 (KRAM)        228 FRANKLIN AVENUE                    CHARLES
KRAMER
               SUITE 4
               NUTLEY, NJ   07110
               PHONE #  (201) 667-8900 SPEED DIAL #  017
               FAX #    (201) 667-2027

 29-35000     THE FISHER AGENCY                    HERBERT FISHER
 (FISH)        8 WILSON AVENUE
               P.O. BOX 5037
               NEWARK, NJ  07105
               PHONE #  (201) 589-8272 SPEED DIAL #  018
               FAX #    (201) 589-6617

 29-36000      MASSA ASSOCIATES                 WILLIAM MASSA, SR.
 (MASS)        6 MAIN STREET                    WILLIAM MASSA, JR.
               WEST ORANGE, NJ  07052
               PHONE #  (201) 669-3600 SPEED DIAL #  019
               FAX #    (201) 674-4444

 29-40000      CLYDE PAUL AGENCY                CLYDE PAUL
 (PAUL)        9 RIDGE ROAD                     PAUL HARRINGTON
               NO. ARLINGTON, NJ  07032
               PHONE #  (201) 991-0400 SPEED DIAL #  020
               FAX #    (201) 991-6123

 29-41000      THE ALBERT V. JASKOL AGENCY, INC.      FRANK CARUSO
 (JAS)         300 SUNSET ROAD
               SUITE 100
               BURLINGTON, NJ  08016
               PHONE #  (609) 386-1198 SPEED DIAL #  021
               FAX #    (609) 386-7720

 29-42000      LEWIN INSURANCE                        DAVID LEWIN
 (LEWI)        191 HAMBURG TURNPIKE
               P.O. BOX 315
               POMPTON LAKES, NJ  07442
               PHONE #  (201) 835-2550 SPEED DIAL #  022
               FAX #    (201) 835-8698








 29-12000      LIVINGSTON INSURANCE AGENCY, INC.  SEYMOUR SPERLING
 29-19000      301 SO. LIVINGSTON AVENUE          MITCHELL BISGEIER
 29-30000      LIVINGSTON, NJ  07039            WILLIAM PEASON, JR.
 29-34000      PHONE #  (201) 994-9898 SPEED DIAL #  023
 29-37000      FAX #    (201) 994-0052
 29-46000
(LIVI)
29-64610
(TOBI)

             MOTOR CLUB OF AMERICA
             NEW JERSEY GENERAL AGENTS
               SEPTEMBER 1, 1996

    CODE            AGENCY                                COUNTY

 29-63020    ABCO INSURANCE AGENCY, INC.                 GLOUCESTER
 29-74140     251 NO. DELSEA DRIVE, C-5
 29-74150     DEPTFORD, NJ  08096
 29-74160     609-853-0500        Speed Dial #024
 (ABCO)       609-384-1053   (FAX)
              CHARLES ARENA

 29-74130     ACORN FINANCIAL SERVICES, INC.             BERGEN
 (ACOR)       201 ROUTE 17 NO.
              10TH FLOOR
              RUTHERFORD, NJ  07070
              201-438-5700        Speed Dial #025
              201-438-6680   (FAX)
              JOSEPH OAKES
              JOHN DEPAOLA

 29-74290     ACTON INSURANCE AGENCY                     SALEM
 (ACTO)       P.O. BOX 95
              SALEM, NJ  08079
              609-935-0020        Speed Dial #026
              609-935-0408    (FAX)
              JAMES ACTON

 29-64070     ADVISORY INSURANCE SERVICE                 ESSEX
 (ADVI)       1877 SPRINGFIELD AVENUE
              MAPLEWOOD, NJ  07040
              201-372-4800        Speed Dial #028
              201-372-9033    (FAX)
              STELLA GELLER

 29-74230     A&L INSURANCE                              OCEAN
 (A&L)        717 ATLANTIC CITY BOULEVARD
              BEACHWOOD, NJ  08722
              908-244-8888        Speed Dial #029
              908-341-8121   (FAX)
              ANNE EHRMANN

 29-64440     AMALGAMATED GENERAL AGENCIES, INC.         UNION
 (AMAL)       115 GROVE STREET E.
              P.O. BOX 2670
              WESTFIELD, NJ  07091-2670
              908-654-1300        Speed Dial #030
              908-654-0116   (FAX)
              RAYMOND VAUGHN




 29-75460     AMERICAN INSURANCE SERVICES AGENCY        UNION
 (AMER)       65 SO. 21ST STREET
              P.O. BOX 488
              KENILWORTH, NJ  07033
              908-709-0200        Speed Dial #031
              908-709-1413    (FAX)
              NICHOLAS SAN FILIPPIO

29-76180     ANDERSON- BERNARD AGENCY, INC.             BERGEN
(ANDE)       850 KINDERKAMACK ROAD
             P.O. BOX 70
             RIVER EDGE, NJ  07661
             201-262-7777         Speed Dial #210
             201-262-0487  (FAX)
             THOMAS BERNARD

 29-66480     ATLANTIC & PACIFIC AGENCY, INC.            UNION
 (ATLA)       626 ST. GEORGE AVENUE
              LINDEN, NJ  07036
              908-486-5858        Speed Dial #032
              908-486-5855   (FAX)
              LAUREL RUFALO

 29-60490     JOE AULETTA AGENCY                         MERCER
 (AULE)       2910 PRINCETON PIKE
              LAWRENCEVILLE, NJ  08648
              609-883-5517        Speed Dial #033
              609-530-0525   (FAX)
              JOSEPH AULETTA

 29-75440     BARTLEY AGENCY                             MORRIS
 (BART)       230 ROUTE 206
              P.O. BOX 815
              FLANDERS, NJ  07836
              201-584-4081        Speed Dial #034
              201-584-8483   (FAX)
              KAROLYN L. KONRAD

 29-60320     BENISCH & COMPANY, INC.                    ESSEX
 (BENI)       345 EISENHOWER PARKWAY
              LIVINGSTON, NJ  07039
              201-992-6300        Speed Dial #035
              201-992-6666   (FAX)
              MYLES H. ADELMAN

 29-67140     EDWARD H. BIENER, INC.                     HUDSON
 (BIEN)       880 BERGEN AVENUE
              JERSEY CITY, NJ  07306
              201-653-1274        Speed Dial #036
              201-653-1563   (FAX)
              MONROE E. TENNER




 29-71580     CHARLES S. BIGGS, INC.                     UNION
 (BIGG)       1020 SPRINGFIELD AVENUE
              MOUNTAINSIDE, NJ  07092
              908-233-7979        Speed Dial #037
              908-233-6874   (FAX)
              CHARLES S. BIGGS, III
              ANDREW BIGGS

 29-76060    BLAZURE AGENCY, ARTHUR L. STILLWELL, T/A   HUNTERDON
(BLAZ)       79 BEAVER AVENUE, P.O. BOX 65
             ANNANDALE, NJ  08801
             908-735-5533         Speed Dial #038
             908-735-2431  (FAX)
             ARTHUR L. STILLWELL

 29-62700     BLUE CHIP INSURANCE SERVICES, INC.         CAMDEN
 (BLUE)       305 WHITE HORSE PIKE
              HADDON HEIGHTS, NJ  08035
             609-783-8900         Speed Dial #039
             609-547-4344  (FAX)
             NELSON PULLARO
             TOM DANNENFELSER

 29-65260     HARRY BONNET & DAUGHTER                   SOMERSET
 (BONN)       27 OLCOTT SQUARE
              P.O. BOX 593
              BERNARDSVILLE, NJ   07924
              908-953-0902        Speed Dial #041
              908-953-0966    (FAX)
              RAYMOND GARTHE

 29-60770     BORGOS, HANLON & GARCIA, INC.              HUDSON
 (BORG)       593 KEARNY AVENUE
              KEARNY, NJ  07032
              201-991-8700        Speed Dial #042
              201-991-8440   (FAX)
              JAMES HANLON

 29-68920    BORRUS & COMPANY INSURANCE AGENCY INC.      MIDDLESEX
 (PUDN)       3333 HIGHWAY #9
              P.O. BOX 193
              OLD BRIDGE, NJ  08857
              908-679-5703        Speed Dial #141
              908-679-2263    (FAX)
              JULES BORRUS

 29-67790     BOYARIN HOURIGAN BLUNDELL INSURANCE       OCEAN
 (BOYA)       CN 2100
              1144 HOOPER AVENUE
              SUITE 201
              TOMS RIVER, NJ  08754-2100
              908-349-2100        Speed Dial #043
              908-349-0186   (FAX)
              WILLIAM HOURIGAN, SR. & TOM HOURIGAN

 29-68180     BRINDISI INSURANCE AGENCY                 BERGEN
 (BRIN)       220 BURNS AVENUE
              P.O. BOX 590
              LODI, NJ  07644
              201-478-0100        Speed Dial #044
              201-478-0733   (FAX)
              RICHARD BRINDISI

 29-75720     BROOKS INSURANCE AGENCY, INC.             MONMOUTH
 (BROO)       184 ROUTE 9 NORTH
              ENGLISHTOWN, NJ   07726
              908-972-0600        Speed Dial #045
              908-591-8785    (FAX)
              DAVID ROSEN

 29-75690     BUDD AGENCY, INC.                          WARREN
 (BUDD)       600 AVENUE A
              PHILLIPSBURG, NJ  08865
              908-859-2213        Speed Dial #048
              908-859-0742    (FAX)
              JACK BUDD

29-76090     BURKE & O'BRIEN                            WARREN
(BURK)       432 ROUTE 46
             P.O. BOX 97
             GREAT MEADOWS, NJ  07838
             908-637-8550         Speed Dial #049
             908-637-8550  (FAX)
             LEONARD BURKE
             NOREEN O'BRIEN

 29-74850     ANDREW W. BYAM AGENCY                      MORRIS
 (BYA)        335 MAIN STREET
              MADISON, NJ  07940
              201-377-7384        Speed Dial  #050
             201-377-2290  (FAX)  CALL 377-7384  FIRST
              ANDREW W. BYAM

 29-72840     CARMEN V. CAGGIANO AGENCY                  HUDSON
 (CAGG)      880 BERGEN AVENUE, SUITE 600
              JERSEY CITY, NJ  07306
              201-332-0563        Speed Dial #051
             201-659-7200
             201-653-1563  (FAX)
             CARMEN CAGGIANO

 29-68580     CANTORE AGENCY                             MIDDLESEX
 (CANT)       78 NEW STREET
              NEW BRUNSWICK, NJ  08901
              908-545-5555        Speed Dial #052
              908-545-9811   (FAX)
              FELIX CANTORE


 29-74070     CARLISLE STEWART AGENCY, INC.              MONMOUTH
 (CARL)       65 MONMOUTH ROAD
              OAKHURST, NJ  07755
              908-222-2866        Speed Dial #053
              908-229-4582   (FAX)
              DORIS CARLISLE

 29-64460     A. CATALDI INSURANCE AGENCY                SALEM
 (CATA)       94 WALNUT STREET, BOX 247
              PENNS GROVE, NJ  08069
              609-299-1871        Speed Dial #055
              NO FAX
              ASCENZIO CATALDI

 29-75040     CENTRAL INSURANCE AGENCY OF NJ             HUDSON
 (CENT)       5218 BERGENLINE AVENUE
              P.O. BOX 539
              W. NEW YORK, NJ  07093
              201-863-0355         Speed Dial #056
              201-863-0277   (FAX)
              FRANK DIAZ

 29-67910     CGS COVERAGES, INC.                        ESSEX
 (CGS)        322 ROUTE 46 W
              P. O. BOX 455
              PARSIPPANY, NJ  07054
              201-244-1400         Speed Dial #057
              201-244-9565   (FAX)
              SAM CHERNIN

 29-74120     CHAGARES AGENCY, INC.                      BERGEN
 (CHAG)       646 GODWIN AVENUE
              MIDLAND PARK, NJ  07432
              201-445-7900        Speed Dial #058
              201-445-5265   (FAX)
              ARTHUR CHAGARES

29-61480     EUGENE J. CIARROCCA AGENCY                 MERCER
(CIAR)       830 LALOR STREET
             TRENTON, NJ  08610
             609-989-8900         Speed Dial #059
              609-989-8901   (FAX)
              EUGENE CIARROCCA

 29-67940     JAMES A. CONNORS ASSOCIATES, INC.          MORRIS
 29-61940     40 MORRIS STREET
 (CONN)       P.O. BOX 336
              MORRISTOWN, NJ  07963
              201-539-9300        Speed Dial #061
              201-539-5737   (FAX)
              JAMES CONNORS
              GARY RESNICK



 29-74060     CONOVER-BEYER ASSOCIATES                   MONMOUTH
 (CONO)       SOUTHPORT EXECUTIVE PLAZA
 29-62730     2600 HIGHWAY 35
 (CARR)       MANASQUAN, NJ  087363
              908-223-9700        Speed Dial #062
              908-223-6044   (FAX)
              WARREN BEYER

 29-65600     FRANK COSCIA AGENCY                        PASSAIC
 (COSC)       215 UNION AVENUE
              PATERSON, NJ  07502
              201-942-3399        Speed Dial #063
              201-942-1365   (FAX)
              JAMES COSCIA

 29-61380     CROFT WYNFIELD ASSOCIATES INC.             PASSAIC
 (SCHU)       855 VALLEY ROAD
              CLIFTON, NJ  07013
              201-458-0600        Speed Dial  #065
              201-458-0223    (FAX)
              ED SCHUMACHER

 29-75970    DALE GROUP, INC.                            MORRIS
 (DALE)      29 COLUMBIA TURNPIKE
             SUITE 302
             FLORHAM PARK, NJ 07932
             201-377-7000         Speed Dial #066
             201-377-4614  (FAX)
              LEE JORGE

29-74760     DAVIES &  ASSOCIATES                       UNION
 (B&SI)       80 FLORAL AVENUE
             MURRAY HILL, NJ  07974
             908-464-6100         Speed Dial #206
             908-464-3683  (FAX)
             JAMES DAVIES

29-74760     DAVIES & ASSOCIATES                        BERGEN
(B&SI)       61 WEST MADISON AVENUE
             DUMONT, NJ  07628
             201-384-2700         Speed Dial #047
             201-384-4466   (FAX)
             BARBARA SULLIVAN
             TOM SULLIVAN

 29-63030     DOWEY INSURANCE AGENCY, INC.               ATLANTIC
 (DOWE)       41 NO. MAIN STREET
              PLEASANTVILLE, NJ  08232
              609-646-2118        Speed Dial #067
              609-646-8155   (FAX)
              THOMAS DOWEY



29-76170     DURYEA AGENCY OF HUNTERDON                 HUNTERDON
(DURY)       P.O. BOX 278
             ROUTE 31 & SCHOOL HOUSE STREET
             GLEN GARDNER, NJ  08826
             908-537-2000         Speed Dial #209
             908-537-7153  (FAX)
             DENNIS DURYEA
             DIANE HENNINGER

29-60890     IRWIN EDELSTEIN ASSOCIATES, INC.           MIDDLESEX
(EDEL)       PARSONAGE PROFESSIONAL BUILDING
             ROUTE 27 & PARSONAGE ROAD
             EDISON, NJ  08817
             908-549-1800         Speed Dial #068
             908-549-0347  (FAX)
             IRWIN EDELSTEIN

 29-74190     BOB EVANS AGENCY                           UNION
 (EVAN)       118 NORTH AVENUE WEST, SUITE 201
              P. O. BOX 1606
              CRANFORD, NJ  07016
              908-276-8812      Speed Dial #069
              908-265-8793   (FAX)
              RONALD D. STARNER

 29-75010     FANTOZZI AGENCY                            HUDSON
 (FANT)       471 CENTRAL AVENUE
              JERSEY CITY, NJ  07307
              201-792-1100        Speed Dial #070
              201-792-4576   (FAX)
              JOAN FANTOZZI

 29-67180     THE FELDMAN AGENCY, INC.                   ESSEX
 (GOTE)       FELDMAN/GOTEINER AGENCY
              1246 BROAD STREET
              P.O. BOX 1069
              BLOOMFIELD, NJ  07003
              201-338-9002        Speed Dial #071
              201-338-7738   (FAX)
              MAX FELDMAN

 29-73670     FELLER & FEIST                             MIDDLESEX
 (FELL)       P.O. BOX 7399
              NO. BRUNSWICK, NJ  08902
              908-846-6650        Speed Dial #072
              908-846-4244   (FAX)
              LAWRENCE EVANS







29-76190     CHRIS FERRY INSURANCE AGENCY, INC.         ATLANTIC
(FERR)       4209 VENTNOR AVENUE
             ATLANTIC CITY, NJ  08401
29-02000     609-345-8552         Speed Dial #211
(AZZI)       609-345-0047  (FAX)
             CHRIS FERRY
             MAILING ADDRESS:
             P.O. BOX 2609
             VENTNOR, NJ  08406

 29-67250     FIASCONARO AGENCY                          BERGEN
 (FIAS)       112 NO. VAN DIEN AVENUE
              P.O. BOX 723
              RIDGEWOOD, NJ  07450
              201-444-3554        Speed Dial #073
              201-444-8768   (FAX)
              VINCENT FIASCONARO
              MAUREEN FIASCONARO

 29-67260     J.P. FORTIER & SONS, INC.                  MIDDLESEX
 (FORT)       201 SMITH STREET
              P.O. BOX 11
              PERTH AMBOY, NJ  08892
              908-442-0066        Speed Dial #074
              908-442-1212   (FAX)
              WILLIAM FORTIER
              GEORGE NICOLAIDIS

 29-63700     L.J. FOWLER AGENCY, INC.                   CAMDEN
 (FOWL)       961 DELSEA DRIVE
              P.O. BOX 29
              WESTVILLE GROVE, NJ  08093
              609-848-7370        Speed Dial #075
              609-845-6687
              LILLIAN FOWLER WOLF
              PETER WOLF

29-74430     FOXCROFT AGENCY, INC.                      SUSSEX
(FOXC)       71 HILLSIDE ROAD
             SPARTA, NJ  07871
             201-729-0800         Speed Dial #076
             201-729-0429
             STEVE VAUGHN

29-74830     FRANCHINO AGENCY, INC.                     SOMERSET
(FRAN)       90 E. SOMERSET STREET
             RARITAN, NJ 08869
             908-722-1344         Speed Dial #077
             908-429-8616
             GABE FRANGIONE





 29-60040     FRANKEL INSURANCE AGENCY                   MORRIS
 (FRAN)       10 LANIDEX PLAZA W.
              PARSIPPANY, NJ  07054
              201-386-5700        Speed Dial #078
              201-386-9422   (FAX)
              RAY FRANKEL
             JOE COCCIA III

29-66010     FRANKEL INSURANCE AGENCY                    ESSEX
(COCC)        128 FERRY STREET
              NEWARK, NJ  07105
29-74400      201-589-2300        Speed Dial #060
(PADO)        201-589-2440   (FAX)
              RAY FRANKEL

 29-66790    FRASER BROTHERS, INC.                      MIDDLESEX
 (FRAS)       940 AMBOY AVENUE
              P.O. BOX 2128
              EDISON, NJ  08818
              908-738-7400        Speed Dial #079
              908-738-9135   (FAX)
              WILLIAM G. VOWTERAS

 29-75980    JEANNE S. FREY                             MORRIS
 (FREY)       2713 ROUTE 23 SOUTH
              P.O. BOX 289
              NEWFOUNDLAND, NJ  07435
              201-697-0345        Speed Dial #080
              201-697-0558  (FAX)
              JEANNE S. FREY

 29-62640     GALISSON INSURANCE AGENCY                 MORRIS
(GALI)       730 ROUTE 10
             WHIPPANY,  NJ  07981
             201-887-3761         Speed Dial #081
             201-887-8292  (FAX)
             ROBERT GALISSON
             JOAN HANNIGAN

 29-73190    GALLAGHER ASSOCIATES, INC.                 CAMDEN
 (GALL)       800 KINGS HIGHWAY NO.
              SUITE 100
              CHERRY HILL, NJ  08034
              609-482-8300        Speed Dial #082
              609-482-6766  (FAX)
              JOSEPH KLAGHOLZ

 29-74300    JOSEPH J.GALLAGHER INSURANCE AGCY.,INC.     BURLINGTON
 (GALL)       ROUTES 541 & 38
              P.O. BOX 430
              MT. HOLLY, NJ  08060
              609-267-4300        Speed Dial #083
              609-261-8161   (FAX)
              ROBERT D'ENTREMONT
 29-73980     GARDEN STATE BROKERS, INC.                ESSEX
(GARD)       1285 BROAD STREET
             BLOOMFIELD, NJ  07003
             201-338-8322         Speed Dial #084
             201-338-0179  (FAX)
             RALPH DEL BOSCO
             HARRY DEL BOSCO

 29-75730    GARRETT EASTON ASSOCIATES                  ESSEX
 (GARR)       522 BLOOMFIELD AVENUE
              VERONA, NJ  07044
              201-857-4574        Speed Dial #085
              201-857-7375    (FAX)
             ROBERT COPPOLA

29-67810     A.E. GIEGERICH & SON                       ATLANTIC
 (GIEG)       200 NEW ROAD, BOX 334
              LINWOOD, NJ  08221
              609-927-4490        Speed Dial #086
              609-927-3359   (FAX)
              AL GIEGERICH

 29-75630     GLOBAL INDEMNITY INSURANCE AGENCY         MIDDLESEX
 (GLOB)       120 WOOD AVENUE SO.
              SUITE 608
              ISELIN, NJ  08830
              908-632-2790        Speed Dial #087
              908-632-2779   (FAX)
              TIM WAGNER

 29-75940     GRANITE INSURANCE AGENCY                  CAMDEN
 (GRAN)       PAVILION WEST
              303 SO. KINGS HIGHWAY, SUITE 5
              CHERRY HILL, NJ   08034
              609-428-5333        Speed Dial #088
              609-428-8774   (FAX)
              CHARLES ARENA

 29-66600     LOUIS GREENBERG, INC.                     ATLANTIC
 29-66970     1335 TILTON ROAD
 (FORMERLY    P.O. BOX 229
 GILBERT KATZ NORTHFIELD, NJ  08225
 (GREE)       609-645-1700        Speed Dial #089
              609-645-2031   (FAX)
              JEROME GREENBERG
              TOM MARKOWSKI

 29-74380     GSA/JOSEPH MURPHY INSURANCE AGENCY        BERGEN
 (GSA)        32 GODWIN AVENUE
              P.O. BOX 89
              MIDLAND PARK, NJ  07432
              201-670-6011        Speed Dial #090
              201-444-3969   (FAX)
              SCOTT ANDERSON

29-71830     HARELICK, DRESNER, KOCH CO.                PASSAIC
(BLY)        35 CHURCH STREET
             P.O. BOX 2438
             PATERSON, NJ  07509
             201-279-5600         Speed Dial  #040
             201-279-7456  (FAX)
             ERIC S. KOCH

 29-74110     MICHAEL HOCHRON AGENCY                    BERGEN
 (HOCH)       317 HARRINGTON AVENUE
              CLOSTER, NJ  07624
              201-768-9086        Speed Dial #091
              201-768-2454   (FAX)
              MICHAEL HOCHRON

 29-62740     HOMESTEAD ASSURANCE BROKERAGE             CAMDEN
 (HOME)       601 SOUTH WHITE HORSE PIKE, 2ND FLR
              P. O. BOX 98
              AUDUBON, NJ 08106
              609-546-0880        Speed Dial #092
              609-546-6725   (FAX)
              JUSTIN SCIARRA

 29-74600     HUGHES-PLUMER & ASSOCIATES                SOMERSET
 (HUGH)       20 W. END AVENUE
              SOMERVILLE, NJ  08876
              908-725-1038        Speed Dial #093
              908-725-9818   (FAX)
              RAYMOND L. HUGHES

 29-67400     R.K. HUGHES, INC.                         ESSEX
 (HUG1)       185 KINGSLAND STREET
              P.O. BOX 67
              NUTLEY, NJ 07110
              201-373-2500        Speed Dial #094
              201-235-9392   (FAX)
              ROBERT L. HUGHES, JR.

 29-65900     ANDREW HULKO INSURANCE AGENCY             BERGEN
 29-75820     49 MARKET STREET
 (HULK)       P.O. BOX 524
              SADDLE BROOK, NJ  07662
              201-845-5980        Speed Dial #095
              201-845-5981   (FAX)
              DEBBIE CRESSEN

 29-74280     INSCORP AMERICA, INC.                     BURLINGTON
 (INSC)       ONE ROCKLAND TERRACE
              P.O. BOX 430
              MT. HOLLY, NJ  08060
              609-261-4433        Speed Dial #096
              609-261-1743    (FAX)
              TIM GROSS

29-60050     INSURANCE RESOURCE BROKERAGE GRP LLC       BERGEN
(POPK)       25 ROCKWOOD PLACE
29-74370     P.O. BOX 5599
(COUR)       ENGLEWOOD, NJ  07631
             201-569-8090
             201-569-9893  (FAX)
             JAY BERGSTEIN

 29-67670     JACOBSON, GOLDFARB & SCOTT                MIDDLESEX
 (JACO)       960 HOLMDEL ROAD
              P.O. BOX 409
              HOLMDEL, NJ  07733
              908-834-9800        Speed Dial #097
              908-834-0233   (FAX)
              SAMUEL HAGAR
              STEPHEN J. KANE

 29-68410     JOSEPH JAY AGENCY                         BERGEN
 (JAY)        520 VALLEY BROOK AVENUE
              P.O. BOX 453
              LYNDHURST, NJ  07071
              201-939-0491        Speed Dial #098
              NO FAX
              JOSEPH JAQUINTO

 29-74590     JERLYN ASSOCIATES                         SOMERSET
 (JERL)       960 ROUTE 22 E.
              P.O. BOX 950
              GREEN BROOK, NJ  08812
              908-756-6500        Speed Dial #099
              908-756-8820   (FAX)
              JERRY RESNICK

 29-74410     KAPE INSURANCE AGENCY, INC.                MIDDLESEX
 (KAPE)       510 HAMILTON BOULEVARD
              SO. PLAINFIELD, NJ  07080
              908-757-6666        Speed Dial #100
              908-561-0032    (FAX)
              ALAN KAPE

 29-72410     KAPLOW & CO. INSURANCE                     ESSEX
 (KAPL)       348 MILLBURN AVENUE
              P.O. BOX 735
              MILLBURN, NJ  07041
              201-467-8711        Speed Dial #101
              201-912-0527    (FAX)
              STUART APPLEBAUM

 29-63930     FRED KATZ AGENCY                           UNION
 (KATZ)       2266 SPRINGFIELD AVENUE
              VAUXHALL, NJ  07088
              908-964-8800        Speed Dial #102
              908-964-9146    (FAX)
              ZEV NADLER

 29-63070     KLOTZ & BRICK ASSOC., INC.                 MONMOUTH
 (KLOT)       3511 HIGHWAY 9 NO.
              P.O. BOX 574
              HOWELL, NJ  07731
              908-364-3333        Speed Dial #103
              908-364-4115    (FAX)
              KENNETH KLOTZ
              PHYLLIS KIVIMAGI

 29-72800     L.A.D. AGENCY, INC.                        MONMOUTH
 (LAD)        STATE HIGHWAY #35
              P.O. BOX 1570
              WALL, NJ  07719
              908-449-2304 ext 147Speed Dial #104
              908-449-2582     (FAX)
              MARYANN D. GOWEN

 29-63560     LAKELAND INSURANCE AGENCY, INC.            MORRIS
 (LAKE)       297 E. BLACKWELL STREET
              P.O. BOX 861
              DOVER, NJ 07801
              201-361-2033        Speed Dial #105
              NO FAX
              JOHN GRAZEVICH

 29-73870     LAKELAND INSURANCE AGENCY, INC.            MORRIS
 (LAKE)       215 RIDGEDALE AVENUE
              FLORHAM PARK, NJ  07932
              201-377-4933        Speed Dial #106
              201-377-7332    (FAX)
              STEVE KLINGER

 29-71410     JOSEPH A. LANDOLFI                         ESSEX
 (LAND)       T/A J. LANDOLFI AGENCY
              74 ACADEMY STREET
              P.O. BOX 383
              SO. ORANGE, NJ  07079
              201-763-9418        Speed Dial #107
              201-763-9120    (FAX)
              JOSEPH LANDOLFI

 29-74870     THE LANTERN AGENCY                         UNION
 (LANT)       64 FLORAL AVENUE
              MURRAY HILL, NJ  07974
              908-464-5100        Speed Dial #108
              908-464-6969    (FAX)
              PETER E. ROVTAR

 29-62390     PHILIP V. LA TORRE AGENCY                  ESSEX
 (LATO)       599 PLEASANT VALLEY WAY
              W. ORANGE, NJ  07052
              201-731-0945        Speed Dial #109
              201-736-4259    (FAX)
              PHILIP LA TORRE

 29-62360     THE LAWLER AGENCY, INC.                    OCEAN
 (LAWL)       206 LACEY ROAD
              FORKED RIVER, NJ  08731
              609-693-9328        Speed Dial #110
              609-693-6651    (FAX)
              JOHN LAWLER

 29-73120     LEN MOR AGENCY, INC.                       PASSAIC
 (LEN-)       679 LAFAYETTE AVENUE
              HAWTHORNE, NJ  07506
              201-423-4542        Speed Dial #112
              201-423-4255    (FAX)
              ROBERT MOORE

 29-62050     M. LICHENSTEIN AGENCY                      BERGEN
 (LICH)      24-02 BROADWAY
             P.O. BOX 2780
             FAIR LAWN, NJ  07410
              201-797-1300        Speed Dial #113
              201-797-3838    (FAX)
              STEPHEN LICHENSTEIN

 29-62170     LIPSKY AGENCY                              ESSEX
 (LIPS)       405 MAIN STREET
              P.O. BOX 886
              E. ORANGE, NJ  07019
              201-675-4001        Speed Dial #114
              201-675-0012    (FAX)
              ABE LIPSKY

 29-74340     LITTLE FALLS INSURANCE AGENCY              PASSAIC
 (LITT)       110 STEVENS AVENUE
              LITTLE FALLS, NJ  07424
              201-785-3700        Speed Dial #115
              201-785-8702    (FAX)
              ROBERT SHAARA

 29-73220     MAIN STREET INSURANCE & INVESTMENT         BURLINGTON
 (MAIN)       66 E. MAIN STREET
              MARLTON, NJ  08053
              609-983-9300        Speed Dial #116
              609-983-3861    (FAX)
              RALPH GELLURA

 29-74450     MARINE AGENCY CORPORATION                  ESSEX
 (MARI)       191 MAPLEWOOD AVENUE
              MAPLEWOOD, NJ  07040
              201-763-4711        Speed Dial #117
              201-763-1635    (FAX)
              DARRYL STEVENS




 29-62990     DAVID R. MARTIN AGENCY                     MIDDLESEX
 (MART)       94 MAIN STREET
              WOODBRIDGE, NJ  07095
              908-634-7777        Speed Dial #118
              908-634-0077    (FAX)
              RALPH KUSHINSKY

 29-72780     DELANO MARTINS AGENCY                      UNION
 (DELA)       321 RAHWAY AVENUE
              ELIZABETH, NJ  07202
              908-289-7353        Speed Dial #119
              908-289-7969    (FAX)
              DELANO MARTINS

 29-74350     E.F. MASON AGENCY                          MONMOUTH
 (MASO)       1102 OCEAN AVENUE
              P.O. BOX 3067
              SEA BRIGHT, NJ  07760
              908-747-7017        Speed Dial #120
              908-741-4705    (FAX)
              ERNEST MASON

 29-76130     MC CARTHY-HILLSIDE, INC.                   BERGEN
 (MCCA)      170 WASHINGTON AVENUE
             DUMONT, NJ  07628
             201-384-2323         Speed Dial #189
             201-384-7004  (FAX)
             BENEDICT ROMEO

 29-67490     MCCAY CORP                                 BURLINGTON
 29-67470     ROUTES 130 & 206
 (MCCA)       P. O. BOX 679
              BORDENTOWN, NJ  08505
              609-584-1200         Speed Dial #121
              609-298-8177  (FAX)
              RAYMOND HOULIHAN

 29-75870     EARL J. MCCOY AGENCY, INC.                 MERCER
 (MCCO)       1878 ARENA DRIVE
              TRENTON, NJ   08610
              609-888-5333        Speed Dial #122
              609-888-1118  (FAX)
              EARL J. MCCOY, SR.

 29-74440     MCDONOUGH & STELLATO                      UNION
 (MCDO)       181 WESTFIELD AVENUE
              P.O. BOX 5631
              CLARK, NJ   07066-5631
              908-381-8300        Speed Dial #123
              908-381-0880    (FAX)
              JOSEPH STELLATO



 29-71590     MC LACHLAN INSURANCE AFFILIATES, INC.     SOMERSET
  (MCLA)      75 EAST MAIN STREET
              P.O. BOX 280
              SOMERVILLE, NJ  08876
              908-526-0500        Speed Dial #124
              908-526-9584   (FAX)
              PAUL MARKOWITZ
              HENRY KANE
              MORGAN MCLACHLAN

 29-71850     ROGER JOHN MULLER AGENCY                   HUDSON
 (MULL)       930 WASHINGTON STREET
              HOBOKEN, NJ  07030
              201-659-2403        Speed Dial #126
              201-659-0373    (FAX)
              R. JOHN MULLER

 29-67420     N.I.A. LTD.                                BERGEN
 29-67570     66 ROUTE 17
 29-61270     P.O. BOX 285
 29-67600     PARAMUS, NJ  07652
 (NIA)        201-845-6600        Speed Dial #127
              201-845-3011    (FAX)
              CHRIS BANDY    (PL)
              PAUL GROSS

29-74170     NELSON INSURANCE SERVICES, INC.            SUSSEX
(NELS)       VERNON MEDICAL ARTS BLDG.
             212 ROUTE 94
             VERNON, NJ   07462
             201-209-0909         Speed Dial #128
             201-209-1544     (FAX)
             MARK NELSON

29-76220     NEW JERSEY AGENCY NETWORK, INC.            UNION
(OXFD)       A/O OXFORD INSURANCE & FINANCIAL SERVICES
             P.O. BOX 488
             KENILWORTH, NJ 07033
             908-709-0200         Speed Dial # 031
             908-709-1413  (FAX)
             LINDA JOHNSON

             OXFORD INSURANCE & FINANCIAL SERVICES, INC.ATLANTIC
             202 SOUTH BLACK HORSE PIKE
             BLACKWOOD, NJ  08012
             609-232-4955
             609-232-9180  (FAX)
             DOUGLAS DIPAOLO






29-76230     NEW JERSEY AGENCY NETWORK,INC.             UNION
(KALL)       A/O KALL & KALL INSURANCE AGENCY, INC.
             P.O. BOX 488
             KENILWORTH, NJ 07033
             908-709-0200         Speed Dial # 031
             908-709-1413  (FAX)
             LINDA JOHNSON

             KALL & KALL INSURANCE AGENCY, INC.         MONMOUTH
             9 SOUTH MAIN STREET
             MARLBORO, NJ 07746
             908-577-0006
             908-577-0567  (FAX)
             GREGG KALL

29-76240     NEW JERSEY AGENCY NETWORK, INC.            UNION
(VEST)       A/O VESTSURE GROUP, INC.
             P.O. BOX 488
             KENILWORTH, NJ 07033
             908-709-0200         Speed Dial # 031
             908-709-1413  (FAX)
             LINDA JOHNSON

             VESTSURE GROUP, INC.                       UNION
             649 CENTRAL AVENUE
             WESTFIELD, NJ  07090
             908-518-9700
             908-518-9797
             ROY TWISTE

29-76250     NEW JERSEY AGENCY NETWORK, INC.            UNION
(GROT)       A/O GROTE, SELTZER & PERKEL, INC.
             P.O. BOX 488
             KENILWORTH, NJ 07033
             908-709-0200         Speed Dial # 031
             908-709-1413 (FAX)
             LINDA JOHNSON

             GROTE, SELTZER & PERKEL, INC.              BERGEN
             350 BROAD AVENUE
             RIDGEFIELD, NJ 07657
             201-941-3993
             201-941-0761
             JOEL PERKEL

 29-75680     NILSON INSURANCE AGENCY                    MORRIS
 (NILS)       86 WASHINGTON STREET
              MORRISTOWN, NJ  07960
              201-539-2285        Speed Dial #129
              201-539-7588    (FAX)
              GEOFFREY NILSON



 29-60600     OHLOTT & KENELY AGENCY, INC.               MIDDLESEX
 (OHLO)       58 WASHINGTON AVENUE
              CARTERET, NJ  07008
              908-541-5615        Speed Dial #130
              908-541-5597    (FAX)
              PATRICIA A. HOEHLER

29-74990      OTTERSTEDT INSURANCE AGENCY, INC.         HUDSON
(OTT)         6820 BERGENLINE AVENUE
29-67970      GUTTENBERG, NJ  07093-9836
(MATZ)        201-869-7272        Speed Dial #131
29-60680      201-869-1470    (FAX)
(WEIS)        ROBERT J. CASAZZA
29-67090      JOSEPH PARISI
(CAST)

29-74990     GJEM INSURANCE AGENCY, INC.                 BERGEN
(OTT)        78 MOUNT VERNON STREET
             RIDGEFIELD PARK, NJ 07660
             201-641-3800         Speed Dial #207
             201-641-9236
             JOSEPH GENTILE

NOTE:        GJEM INSURANCE AGENCY, INC. IS A DIVISION OF
             OTTERSTEDT INSURANCE AGENCY, INC.

             COMMERCIAL PRODUCTION OFFICE ONLY

 29-73380     MICHAEL J. PADULA                          UNION
 (PADU)       610 CRANFORD AVENUE
              P.O. BOX 134
              KENILWORTH, NJ  07033
              908-245-2489        Speed Dial #133
              908-245-2489    (FAX-CALL FIRST)
              MICHAEL PADULA

 29-75840     PARK INSURANCE ASSOCIATES, INC.           ESSEX
 (PARK)       155 FRANKLIN AVENUE
              P.O. BOX 110125
              NUTLEY, NJ   07110
              201-235-1562        Speed Dial #134
              201-235-0565    (FAX)
              JOSEPH LAMPARIELLO

 29-61330     PARKER, REMSEN & SULLIVAN                 MIDDLESEX
 (PARK)       317 CLEVELAND AVENUE
              P. O. BOX 4449
              HIGHLAND PARK, NJ  08904
              908-249-1200        Speed Dial #135
              908-249-9646    (FAX)
              DENNIS SULLIVAN



29-66000     DONNA M. PARRY                             HUDSON
(SHAR)       62 LINDEN AVENUE     Speed Dial # 155
             P.O. BOX 398
             KEARNY, NJ 07032
             201-991-3358
             NO FAX
             DONNA PARRY

 29-74730     LOUIS P. PIPI AGENCY                       MONMOUTH
 (PIPI)       2007 HIGHWAY 35
              P.O. BOX 1570
              WALL TOWNSHIP, NJ  07719
              908-449-2304        Speed Dial #136
              908-449-2582    (FAX)
             LOUIS PIPI

 29-65070     POHL INSURANCE CENTER                      MIDDLESEX
 29-74050     UNITED INSURANCE AGENCY
 (POHL)       1760 HIGHWAY 27
              EDISON, NJ  08917
              908-287-1818        Speed Dial #137
              908-985-2205    (FAX)
              OTTO POHL

29-76160     PRINCETON INSURANCE AFFILIATES, INC.       MERCER
(PRIN)       742 ALEXANDER ROAD
             PRINCETON, NJ  08540
             609-452-7220         Speed Dial #208
             609-452-8566  (FAX)
             GEORGE MURASKI
             CHARLES YELECK

 29-75830     THE PROPERTY & CASUALTY GROUP, INC.       ESSEX
 (PROP)       103 EISENHOWER PARKWAY
              P.O. BOX 370
              ROSELAND, NJ   07068
              201-226-7580        Speed Dial #140
              201-226-8067    (FAX)
              THOMAS FONTANA

 29-73950     RAIMO INSURANCE AGENCY, INC.               ESSEX
 (RAIM)       94 FRANKLIN STREET
              BELLEVILLE, NJ  07109
              201-751-5940        Speed Dial #142
              201-751-2780    (FAX)
              JOSEPH RAIMO

29-76040     REED & SON, INC.                           HUNTERDON
(REED)       ROUTE 22 EAST, P.O. BOX 155
             WHITEHOUSE STATION, NJ  08889
             908-534-2191         Speed Dial #143
             908-534-5507  (FAX)
             ARTHUR L. STILLWELL


29-76200     RICHARDS & SUMMERS, INC.                   MORRIS
(RICH)       76 BROADWAY
             P.O. BOX 68
             DENVILLE, NJ 07834-0068
             201-627-0100         Speed Dial #132
             201-627-0915  (FAX)
             WILLIAM D. RICHARDS
             W. DAVID RICHARDS

29-76210     RICHARDS & SUMMERS, INC.                   SUSSEX
(SUMM)       270 SPARTA AVENUE
             SPARTA, NJ 07871-1122
             201-729-8200         Speed Dial # 159
             201-729-5537  (FAX)
             THOMAS D. SWEENEY

 29-60500     RIOTTO ASSOC. OF PARK RIDGE, INC.          BERGEN
 (RIOT)       128 KINDERKAMACK ROAD
              P.O. BOX 158
              PARK RIDGE, NJ  07656
              201-391-0600        Speed Dial #144
              201-391-0636    (FAX)
              GARY RIOTTO

 29-62760     CHARLES ROMANO AGENCY                      ATLANTIC
 (ROMA)       9 DONNA DRIVE
              POMONA, NJ  08240
              609-652-1156        Speed Dial #145
              609-652-0755    (FAX)
              CHARLES ROMANO

 29-72320     WILLIAM ROMANO AGENCY                     UNION
 (ROMA)       730 BOULEVARD
              KENILWORTH, NJ   07033
              908-245-2266        Speed Dial #146
              908-245-1183    (FAX)
              BILL ROMANO

 29-68960     HAL ROSE AGENCY, INC.                      UNION
 (ROS1)       118 ELMORA AVENUE
              ELIZABETH, NJ  07202-1697
              908-354-1000        Speed Dial #147
              908-352-2855    (FAX)
              EILLEEN WEXLER

 29-61400     JULIUS A. ROSE, INC.                       HUDSON
 (ROS2)       611 BROADWAY
              P.O. BOX 95
              BAYONNE, NJ  07002
              201-436-7600        Speed Dial #148
              201-436-9141    (FAX)
              STEPHEN ROSE


 29-67530     M.L. RUBERTON AGENCY                       ATLANTIC
 (RUBE)       401 12TH STREET
              P.O. BOX 638
              HAMMONTON, NJ  08039
              609-561-1200        Speed Dial #149
              609-561-9570   (FAX)
              PAUL PULLIA

 29-62870     RUSSO INSURANCE AGENCY                     PASSAIC
 (RUSS)       642 BROAD STREET
              CLIFTON, NJ  07013
              201-779-8400        Speed Dial #150
              201-779-5537    (FAX)
              NICHOLAS RUSSO

 29-73310     MAX SAFRIN AGENCY, INC.                    UNION
 (SAFR)       2266 SPRINGFIELD AVENUE
              VAUXHALL, NJ   07088
              908-688-1133        Speed Dial #151
              908-688-1135    (FAX)
              MAX SAFRIN
              HAROLD SAFRIN

 29-76100     DAVID G. SAYLES INSURANCE SERVICES        BERGEN
 (SAYL)      175 ROCK ROAD
             P.O. BOX 187
             GLEN ROCK, NJ  07452
              201-652-0407        Speed Dial #152
              201-652-0721    (FAX)
             DAVID G. SAYLES JR.

 29-74180     SCARPELLI INSURANCE & INVESTMENTS          MIDDLESEX
 (SCAR)       175 MAIN STREET
              P.O. BOX 547
              WOODBRIDGE, NJ  07095
              908-636-9333        Speed Dial #153
              908-636-9444    (FAX)
              LOU SCARPELLI, JR.

 29-74780     S&D ASSOCIATES                             MORRIS
 (S&DA)       626 MAIN ROAD
              P.O. BOX 7
              TOWACO, NJ  07082
              201-335-0218        Speed Dial #154
              201-334-4448    (FAX)
              NILS STRANDSKOV
              EUGENE GRACE







 29-64310     FRANK SIRACUSA & SON                       ATLANTIC
 (SIRA)       30 S. NEW YORK AVENUE
              ATLANTIC CITY, NJ  08401
              609-344-7175        Speed Dial #156
              609-344-0798    (FAX)
              FRANK SIRACUSA
              MARGE BOREEN

29-60010     SLAPIN-LIEB PIKE, RAMPOLLA & CERBONE       UNION
 (SLAP)       65 SPRINGFIELD AVENUE
              P.O. BOX 693
              SPRINGFIELD, NJ  07081
              201-467-3800        Speed Dial #157
              201-564-5236    (FAX)
              WILLIAM SLAPIN
              HAROLD SLAPIN
              RICHARD RAMPOLLA

 29-74320     EARLE H. SLOAN, INC.                       SALEM
 (SLOAN)      33 2ND STREET
              P.O. BOX 1210
              ELMER, NJ  08318
              609-358-8161        Speed Dial #158
              609-358-6512    (FAX)
              F. JOHN GASPARON

 29-61700     SNEDIKER VALENTI, INC.                     MIDDLESEX
 (SNED)       P.O. BOX 1325
              NEW BRUNSWICK, NJ  08903-1325
              908-828-3800        Speed Dial #160
              908-828-0061    (FAX)
              JOSEPH VALENTI

 29-61520     HELEN C. SOCHA AGENCY                      UNION
 (SOCH)       135 ORCHARD TERRACE
              CLARK, NJ  07066
              908-388-7575        Speed Dial #161
              NO FAX
              AL JERONIMO

 29-60260     SOUTH ORANGE HERITAGE ASSOC. INC.          UNION
 (SOHE)       727 RARITAN ROAD
              CLARK, NJ  07066
              908-388-9200        Speed Dial #162
              908-763-7656    (FAX)
              JACK GEIGERICH

 29-75050     SPAN ASSOCIATES INSURANCE AGENCY, INC.     UNION
 (SPAN)       247 MORRIS AVENUE
              SPRINGFIELD, NJ  07081
              201-376-8600        Speed Dial #163
              201-376-5550    (FAX)
              STANLEY SPAN


 29-61370     P.A. SPINELLI INSURANCE AGENCY             GLOUCESTER
 (SPIN)       375 NO. MAIN STREET
              UNIT A3
              WILLIAMSTOWN, NJ  08094
              609-728-2575        Speed Dial #164
              609-728-8826    (FAX)
              PAT SPINELLI
              MARK SPINELLI

29-75740      STUBER INSURANCE AGENCY, INC.             WARREN
(STUB)        115 MILL STREET (ROUTE 46)
              P.O. BOX 444
              HACKETTSTOWN, NJ   07840
              908-852-4444        Speed Dial #165
              908-852-1808    (FAX)
              WALTER H. STUBER

 29-68390     SUBURBAN INSURANCE AGENCY, INC.            ESSEX
 (SUBU)       37 BROAD STREET
              P.O. BOX 670
              BLOOMFIELD, NJ  07003
              201-748-5661        Speed Dial #166
              201-748-0171    (FAX)
              TONY ZOPPI
              LOU COPPOLA

 29-75030     A.R. TIERNEY AGENCY, INC.                  ESSEX
 (TIER)       106 WATCHUNG AVENUE
              UPPER MONTCLAIR, NJ  07043
              201-746-7700        Speed Dial #167
              201-746-5032    (FAX)
              ELIZABETH MORRIS

 29-61190     TRABACHINO REAL ESTATE & INS. AGENCY       MONMOUTH
 (TRAB)       347 CLIFFWOOD AVENUE
              P.O. BOX 437
              CLIFFWOOD, NJ  07721
              908-566-1737        Speed Dial #169
              908-566-2628    (FAX)
              JAN TRABACHINO

 29-60470     KAZYS TRECIOKAS AGENCY                     UNION
 (TREC)       376 MERCER AVENUE
              UNION, NJ  07083
              908-687-4033        Speed Dial #170
              NO FAX
              KAZYS TRECIOKAS







 29-62800     TRI-STATE INSURANCE AGENCY, INC.           SUSSEX
 29-62340     ROUTE 206
 (TRI)        P. O. BOX 4
              AUGUSTA, NJ  07822
              201-948-4420        Speed Dial #171
              201-948-6940    (FAX)
              GEORGE HARPER

 29-63580     TURANO AGENCY, INC.                        ESSEX
 (TURA)       16 TONY GALENTO PLAZA
              ORANGE, NJ  07050
              201-676-5856        Speed Dial #172
              201-676-7648    (FAX)
              LOUIS TURANO

 29-68660     U.S. OVERSEAS AGENCY, INC.                 UNION
 (USOV)       1693 STUYVESANT AVENUE
              P.O. BOX 249
              UNION, NJ  07083
              908-964-5950        Speed Dial #173
              908-964-9487    (FAX)
              JEFF NEUBAUER

 29-74910     VAN HOUSEN INSURANCE AGENCY, INC.          PASSAIC
 (VAN)        274 LAFAYETTE AVENUE
              HAWTHORNE, NJ  07507
              201-427-0560        Speed Dial #174
              201-423-2831    (FAX)
              CORNELIUS VAN HOUSEN

29-63110     THE VIDAL AGENCY                           MORRIS
29-62850     453 RIDGEDALE AVENUE
(VIDA)       P.O. BOX 392
             E. HANOVER, NJ  07936Speed Dial #175
             201-428-8200
             201-428-7394    (FAX)
             CHRIS VIDAL

 29-62670     VILLAGE INSURANCE AGENCY, INC.             UNION
 (VILL)       133 WESTFIELD AVENUE
              CLARK, NJ  07066
              908-396-4466        Speed Dial #176
              908-396-4449    (FAX)
              MICHAEL CORBOSIERO
              ALDO TRIPICCHIO

29-76030     GEORGE VOLK AGENCY                         MIDDLESEX
(VOLK)       P.O. BOX 306
             EAST BRUNSWICK, NJ  08816
             908-257-2212         Speed Dial #177
             908-257-2114  (FAX)
             GEORGE VOLK


29-76050     GEORGE H. VOLK JR.                         MIDDLESEX
(VOLK)       T/A THE GALLAGHER AGENCY
             499 WASHINGTON ROAD
             PARLIN, NJ  08859
             908-254-6601         Speed Dia l #178
             908-254-8126  (FAX)
             CHARLEEN VOLK

 29-75020     THOMAS A. VOLK AGENCY                      MERCER
 (VOLK)       528 WHITEHORSE AVENUE
              TRENTON, NJ  08610
              609-581-2101        Speed Dial #179
              609-581-2106    (FAX)
              THOMAS VOLK

 29-63270     EDWARD WAINEN AGENCY                       ESSEX
 (WAIN)       162 BLOOMFIELD AVENUE
              BLOOMFIELD, NJ  07003
              201-743-1111        Speed Dial #180
              201-743-1147    (FAX)
              EDWARD WAINEN

 29266470     WEICHERT CLOVERS ASSOCIATES                BERGEN
(WEIC)        1625 ROUTE 10
              MORRIS PLAINS, NJ  07950
              201-608-1555        Speed Dial #181
              201-2540-9181   (FAX)
              STEPHEN GORDON

 29-60810     WEINER-LUDWIG, INC.                        BERGEN
(WEIN)        255 BOULEVARD
              P.O. BOX 309
              HASBROUCK HEIGHTS, NJ  07604-0309
              201-288-9044        Speed Dial #182
              201-288-1265    (FAX)
              ROBERT WEINER
              DEB COLLER

 29-65110     WENZEL AGENCY                              PASSAIC
 (WENZ)       218 AUTUMN STREET
              PASSAIC, NJ  07055
              201-777-5334        Speed Dial #183
              201-777-4438    (FAX)
              CHARLES RUSSO
              JANE RUSSO


 29-64860     THE WHARTON GROUP                          MONMOUTH
 (WHAR1)      1806 HIGHWAY 35
 29-74080     P.O. BOX 260
 (KILM)       OAKHURST, NJ   07755
 29-74360     908-531-3003        Speed Dial #184
 (KILM2)      908-531-5337    (FAX)
              PAT BROWN

 29-63080     WHARTON/LYON & LYON                        ESSEX
 (WHAR)       101 SOUTH LIVINGSTON AVENUE
              LIVINGSTON, NJ  07039
              201-992-5775        Speed Dial #185
             PERSONAL LINES        201-992-4327  (FAX)
             COMMERCIAL LINES  201-992-6660 (FAX)
             RICHARD T. HEBERT

 29-61080    WITTIG-LEGUTKO INSURANCE AGENCY             BERGEN
 (WITT)      669 RIVER DRIVE
             RIVER DRIVE CENTER II
             ELMWOOD PARK, NJ 07407-1361
             201-703-9500         Speed Dial #111
             201-703-2444  (FAX)
             MICHAEL LEGUTKO

29-66380      WOLF AGENCY                                SALEM
 (WOLF)       120 NO. 8TH STREET
              VINELAND, NJ 08360
              609-696-4800        Speed Dial #186
              609-696-8147    (FAX)
              AARON WOLF

29-72760      WORLD INSURANCE SERVICE & TRAVEL           MONMOUTH
 (WORL)       351 SUNSHINE ROAD
              MARLBORO GREEN
              MANALAPAN, NJ  07726
              908-536-5553        Speed Dial #187
              908-536-3603    (FAX)
              ALBERT LEVIN

29-68890     ZISA INSURANCE CENTER                      BERGEN
(ZISA)       77 HUDSON STREET
             HACKENSACK, NJ 07601
             201-487-0098         Speed Dial #188
             201-487-1898 (FAX)
             JOHN ZISA

                NEW JERSEY MEMBERSHIP PRODUCERS

                           11-23-96


       CODE #                    AGENCY


      29-75120                AAAA INSURANCE AGY. CORP.
                              68 Main Street
                              So. Boundbrook, N.J.  08880
                              (908) 469-8008
                              MR. CLARENCE HOWARD


      29-62930                ABEL INSURANCE/GREENHALL
                              1200 River Ave. Hwy. 9
                              Lakewood, New Jersey  08701
                              (908) 905-8272
                              THOMAS P. GREENHALL


      29-75430                ACCURATE INSURANCE AGENCY
                              501 W. Mill Road
                              Northfield, NJ   08225
                              (609) 641-3003
                              (609) 641-0434 FAX
                              PATRICIA JENKINS


      29-75990                ADVANCED INS AGENCY
                              1516 Baywood Avenue
                              Pt. Pleasant, NJ 08742
                              (908) 892-5843
                              (908) 295-5372 Fax
                              LISA M. LAIACONA


      29-76110                AEGIS-AUTO INS AGY
                              419 Essex Street
                              Hackensack, NJ 07601
                              (201) 343-4215
                              (201) 343-1303 Fax
                              GREGORY A. POTTER


      29-76150                AFFORDABLE PREMIUMS AGENCY
                              39 Lackawanna Place #12
                              Bloomfield, NJ 07003
                              (201) 743-8114
                              (201) 743-9498 FAX
                              ROBERT M. ISSA


      29-74880                ALLCITY INSURANCE AGY., INC.
                              2343 St. George Avenue
                              Rahway, New Jersey  07065
                              (908) 499-0700
                              (908) 499-0513 FAX
                              SIDNEY KAY

      29-75380                ALLIED GROUP AGENCIES, INC.
                              278 Broadway
                              Elmwood Park, New Jersey  07407
                              (201) 796-5710
                              (201) 797-8656 FAX
                              MITCHELL F. SILVER

      29-75930                ALPHA INSURANCE AGENCY
                              274 Long Avenue
                              Hillside, NJ  07205
                              (201) 926-2260
                              JOHN MANCINI

      29-75700                J.M. BARLOS, INC.
                              594 Broadway
                              Newark, New Jersey  07104
                              (201) 481-1553
                              (201) 485-6676
                              (201) 485-2467 FAX
                              JOSE LOUSA

      29-60910                BARROOD AGENCY, INC.
                              50 Paterson Street
                              P.O. Box 1387
                              New Brunswick, N.J.  08903
                              (908) 247-8664
                              (908) 828-1980 FAX NUMBER
                              DAVID BARROOD, JR.

      29-75520                BIANCHI INSURANCE AGENCY
                              3719 Kennedy Blvd.
                              Jersey City, New Jersey  07307
                              (201) 656-1800
                              MARTHA RAMOS

      29-73730                JOSEPH D. BONACCI
                              1014 Kennedy Blvd
        **                    Union City, NJ 07087
                              (201) 866-2926

      29-73770                E. BRASSON INS AGENCY
                              25 Garden Place
        **                    Tinton Falls, NJ 07724
                              (908) 747-6603



      29-75210                BRITT BROKERAGE CO., INC.
                              618 River Street
                              Paterson, New Jersey  07524
                              (201) 345-4676
                              (201) 345-7833 Fax
                              JAVIER BRITO

      29-74980                J.A. CAMPISANO INS. AGY. INC.
                              P.O. Box 336
                              54 Main St. Suite 103
                              Succasunna, New Jersey  07876
                              (201) 584-5440
                              (201) 584-7974 FAX
                              JOSEPH A. CAMPISANO

      29-75250                DANIEL E. CHACON AGENCY
                              311 Walnut Street
                              Newark, New Jersey   07105
                              (201) 589-9235
                              DANIEL E. CHACON

      29-75650                FRANK CHIORAZZI & ASSOCS.
                              2104 Kennedy Blvd.
                              Union City, New Jersey  07087
                              (201) 865-3050
                              (201) 865-3450 FAX
                              FRANK A. CHIORAZZI

      29-74940                CITY LINE PLAZA INS. AGY., INC.
                              City Line Plaza
                              Bayonne, New Jersey  07002
                              (201) 339-0656
                              (201) 339-3147 FAX
                              WILLIAM L. LAGRECA

      29-75590                CITY WIDE AGENCY, INC.
                              2500 Baird Boulevard
                              Camden, New Jersey  08105
                              (609) 541-3364
                              (609) 541-9006 FAX
                              JOHN DE RAGO

      29-74750                COE GROUP, INC.
                              1044 Route 23 North Ste 316
                              Wayne, New Jersey   07470
                              (201) 628-0800
                              (201) 628-7881  FAX
                              ROBERT COE, JR.






      29-75390                COE-RIPOLL INS. AGENCY
                              2805 Bridge Avenue
                              Point Pleasant, N.J.  08742
                              (908) 899-6800
                              (908) 899-0020 FAX
                              ROBERT J. COE

      29-75500                CONTEMPORARY ENTERPRISES, INC.
                              648 1/2  Ridge Road
                              Lyndhurst, New Jersey  07071
                              (201) 939-1900
                              PETER MC ERLEAN

      29-60920                LARRY COOPER
                              14 Agate Road
                              E. Brunswick, N.J.   08816
                              (908) 572-4300

      29-75220                AL CORREIA AGENCY
                              1145 Elizabeth Avenue
                              Elizabeth, New Jersey  07201
                              (908) 352-2166
                              MARY CARVALHO


      29-75660                COULTER INS SERVICES INC.
                              600 Scotland Road
                              Orange, New Jersey  07050
                              (201) 672-0727
                              (201) 672-1465 FAX
                              J. STEFANY COULTER, CIC


      29-75370                DANMAR INS. AGY., INC.
                              168 Bloomfield Avenue
                              Newark, New Jersey  07104
                              (201) 481-0001
                              (201) 481-5516 FAX
                              JOSEPH P. LIOI


      29-75260                DIRUS, INC. T/A MANALAPAN AGY.
                              1142 Corlies Avenue
                              Neptune, New Jersey   07753
                              (908) 988-7300
                              RUSS CITRON


      29-61880                EMS GENERAL INSURANCE AGY.
                              327 Main Street, Ste. 5
                              Orange, N.J.     07050
                              (201) 672-2006
                              EUGENE M. SMITH


      29-76070                FAIRWAY INSURANCE, INC.
                              539 Main Street
                              Avon, NJ  07717
                              (908) 776-7333
                              (908) 776-6342 Fax
                              JOSEPH GRASSO

      29-75640                FARINELLI AGENCY, INC.
                              24 No. White Horse Pike
                              Lindenwold, New Jersey  08021
                              (609) 784-7800
                              (609) 782-0866 FAX
                              CARMEN M. FARINELLI

      29-74840                MICHAEL G. FEDE AGENCY
                              24 Franklin Avenue
                              Nutley, New Jersey   07110
                              (201) 661-0052
                              (201) 661-4353 FAX
                              MICHAEL G. FEDE

      29-76080                FIENI INSURANCE CORP.
                              P.O. Box 309
                              Cookstown, NJ  08511
                              (609) 723-3666
                              (609) 723-3059 Fax
                              DONNA FIENI

      29-75350                GEE WIZ INS. BROKERAGE
                              135 No. Broadway
                              So. Amboy, New Jersey  08879
                              (908) 721-9174
                              (908) 721-6755 FAX
                              GREGORY WYZYKOWSKI

      29-74810                GIBRALTAR INS. BROKERAGE, INC.
                              37 Broad Street
                              Bloomfield, New Jersey   07003
                              (201) 680-4933
                              (201) 748-0171 FAX
                              GEORGE L. TACKETT

      29-75180                GOLD COAST INS. AGENCY, INC.
                              4625 Broadway
                              P.O. Box 4817
                              Union City, New Jersey  07087
                              (201) 867-8678
                              (201) 867-4235 FAX
                              JORGE GOMEZ





      29-75530                GONZALEZ & FERNANDEZ INS. AGY.
                              6225 Kennedy Blvd.
                              North Bergen, New Jersey  07047
                              (201) 869-6409
                              (201) 869-7041 FAX
                              JOSE "MIKE" FERNANDEZ
                              DOMINGO R. GONZALEZ

      29-73510                GRANO INSURANCE AGENCY
                              1141 South Orange Avenue
                              Newark, New Jersey  07106
                              (201) 371-5100
                              MR. GERALD GRANCAGNOLO

      29-75490                EMIL W. HABEEB, INC.
                              226 Somerset Street
                              N. Plainfield, New Jersey 07060
                              (908) 753-8876
                              (908) 753-0638 FAX
                              EMIL W. HABEEB

      29-62600                J.R. HARRISON AGENCY, INC.
                              827 Broad Street
                              Shrewsbury, NJ 07702
                              (908) 747-2900
                              CARL J. NILL

      29-60700                JOHN G. HILL
                              635 Route 9
                              P.O. Box K
                              Bayville, New Jersey  08721
                              (908) 269-0800

      29-75920                THE INS. CONNECTION AGY
                              136 Washington Avenue
                              Belleville, NJ  07109
                              (201) 759-5242
                              (201) 751-5017 Fax
                              MONICA PAPPALARDO

      29-62790                INSURANCE KINGDOM AGY., INC.
                              P.O. Box 213 (mailing address)
                              34 North 20th Street
                              Kenilworth, New Jersey  07033
                              (908) 276-1200
                              (908) 276-6687 FAX NUMBER
                              PATRICIA M. PLASSEHAERT

     29-75750                 THE INSURANCE OUTLET
                              Heritage Square
    There is no file          344 Greentree Road Unit #2
    for this agent.           Washington Township, NJ  08080
                              (609) 589-4117
                              (609) 589-3624
                              THOMAS A. WALKER

      29-61060                JER-RE INSURANCE AGENCY
                              3029 Kennedy Boulevard
                              Jersey City, N. J.   07306
                              (201) 656-4300
                              RENEE SLANSKY

      29-75200                KSW AGENCY, INC.
                              38 Wellington Road
                              E. Brunswick, New Jersey  08816
                              (908) 257-3717
                              (908) 238-7632 FAX
                              TED KUCHAR

      29-75960                PHILIP R. KEILEN
                              P.O. Box 263
                              824 Sunset Road
                              Beachwood, NJ  08722
                              (908) 341-7280
                              (908) 341-5311 Fax
                              PHILIP R. KEILEN

      29-74510                KIRNER INSURANCE AGENCY, INC.
                              622 Bloomfield Avenue
                              Bloomfield, New Jersey  07003
                              (201) 743-1468
                              (201) 743-6807 FAX
                              MR. ROBERT KIRNER

      29-61250                KOMAROWSKI AGENCY, INC.
                              P.O. Box 1466
                              Clifton, NJ  07015
 SHOULD BE TERMINATED         (201) 778-2256
                              LEON KOMAROWSKI

       29-76120               EDWARD L. KRAWIEC & ASSOC INC.
                              60 Union Blvd.
                              P.O. Box 3451
                              Wallington, NJ 07057
                              (201) 778-0766
                              (201) 778-6455 Fax
                              EDWARD L.  KRAWIEC

      29-73570                MICHAEL P. LACORTE
                              604 Van Houten Avenue
                              Clifton, NJ  07013
        **                    (201) 773-0802
                              MICHAEL P. LACORTE

      29-74790                THE LEIGH AGENCY
                              10 East Main Street
                              Freehold, New Jersey   07728
                              (908) 780-8338
                              SHELDON B. FALLON

      29-75860                MC COY, INC.
                              230 Broad Street
                              Bloomfield, NJ  07003
                              (201) 743-1100
                              (201) 743-6260
                              RICHARD J. MCCOY

      29-73840                M & L INSURANCE, INC.
                              144 Bloomfield Avenue
                              Montclair, New Jersey  07042
                              (201) 744-0595
                              (201) 744-5633 FAX
                              MR. MURRAY WEBER

      29-75890                J. STEVE MADURSKI T/A S.P.I.A.
                              201 Chestnut Street
                              Newark, NJ   07105
                              (201) 465-1020
                              J. STEVE MADURSKI

      29-76010                MANALAPAN AGENCY, INC.
                              1006 South Avenue
                              Westfield, NJ  07090
                              (908) 317-0554
                              (908) 317-5755 Fax
                              STEPHANI S. MURPHY

      29-75170                RITA MASI INSURANCE AGENCY
                              211 Jeremy Lane
                              Manahawkin, New Jersey  08050
                              (609) 597-9303
                              RITA MASI

      29-75480                MIDTOWN AGENCY, INC.
                              309 Milburn Avenue
                              Lyndhurst, NJ    07071
                              (201) 507-7193
                              (201) 804-9493 FAX
                              MARGUERITE ORTH



      29-61810                WAYNE L. MILLER
                              1142 Bay Avenue
                              P.O. Box 720
                              Ocean City, New Jersey   08226
                              (609) 399-8755

      29-74890                MIRRA INSURANCE AGENCY
                              237-A Parker Avenue
                              Clifton, New Jersey  07011
                              (201) 772-0904
                              (201) 772-4959 FAX
                              WALTER SKOWRONSKI

      29-75450                N.B.I T/A HOLLYWOOD INS. AGY.
                              8512 Kennedy Blvd.
                              No. Bergen, New Jersey  07047
                              (201) 861-8360
                              (201) 868-7771 FAX
                              JIMMY GOLETSOS

      29-75610                NEW ROADS INS AGENCY, INC.
                              354 North Delsea Drive
                              Glassboro, New Jersey  08028
                              (609) 881-3231
                              (609) 881-7397 FAX
                              NICHOLAS V. GATTUSO

      29-62650                WILLIAM NORTON              Rev 1084
                              289 Broad Street
        **                    Bloomfield, NJ 07003
                              (201) 429-7034

      29-62950                JOHN M. OLIPHANT
                              P.O. Box 138
                              1522 Main Street
                              Rahway, New Jersey  07065
                              (908) 388-2651

      29-74520                CHRIS ORS & COMPANY
                              161 W. Rio Grande Avenue
                              Wildwood, New Jersey   08260
                              (609) 522-7117
                              CHRISTOPHER ORS

      29-74460                PMA INSURANCE SERVICES
                              412 Avenel Street
                              Avenel, New Jersey   07001
                              (908) 750-0350
                              (908) 750-0386 FAX
                              MR. RICHARD YAEGER




      29-75760                PALIZ INS AGENCY INC.
                              293 1/2 First Avenue
                              P.O. Box 7399
                              Newark, NJ   07107
                              (201) 482-4850
                              (201) 482-7880 FAX
                              BISMARCK PALIZ

      29-74700                JOHN PALMUCCI AGENCY
                              201 Chestnut Street
                              Newark, New Jersey  07105
                              (201) 465-1020
                              JOHN PALMUCCI

      29-60790                PATCHETT, GRODE & TOPP/SOLTES &
                              FRIEDSON
        ***                   300 Franklin Avenue
                              P.O. Box 217
                              Wyckoff, NJ  07481
                              (201) 891-4100

      29-75400                PETRONELLA INS. AGENCY
                              182 Main Street
                              Metuchen, New Jersey  08840
                              (908) 494-1602
                              (908) 632-1602 FAX
                              MICHAEL PETRONELA, JR.

      29-61230                STANFORD P. POCHE, SR.
                              512 Park Avenue
                              Paterson, N.J.    07509
                              (201) 881-0010

      29-76140                POWELL INSURANCE SERVICE
                              1242 Asbury Avenue
                              Asbury Park, NJ 07712
                              (908) 776-5910
                              (908) 776-6154 Fax
                              STACY POWELL, JR.

      29-62690                RINGLER INSURANCE AGENCY, INC.
                              2235 Morris Avenue
                              Union, New Jersey   07083
                              (908) 668-0011
                              LARRY RINGLER

      29-75900                THOMAS R. ROGERS
                              174 Main Street
                              Eatontown, NJ  07724
                              (908) 542-1755
                              (908) 542-1912 Fax
                              THOMAS R. ROGERS


      29-75510                ROYALE INSURANCE AGENCY
                              6913 Bergenline Avenue
                              Guttenberg, New Jersey  07093
                              (201) 868-7800
                              REMBERTO "BOB" PEREZ

      29-61320                CHAS E RUE & SON, INC.
                              3812 Quakerbridge Rd.
        **                    P.O. Box 3006
                              Trenton, NJ  08619
                              (609) 586-7474

      29-75470                RUSH INSURANCE AGENCY
                              6 West Washington Avenue
                              Pleasantville, New Jersey  08232
                              (609) 641-5136
                              (609) 383-0407 FAX
                              WILLIAM H. RUSH

      29-74740                STATE CREDIT UNION
        **                    C/O Jaskol Agy Inc.

      29-75880                PAUL T. TAESCHLER
                              1248 Rte 22 West
                              Mountainside, NJ  07092
                              (908) 789-1155
                              (908) 789-1145 Fax
                              PAUL T. TAESCHLER

      29-74490                JUSTIN E. TAYLOR AGENCY
                              1095 Route 88 (Ocean Avenue)
                              Lakewood, New Jersey   08701
                              (908) 363-3131
                              (908) 363-1434
                              ROBYN TAYLOR-WELLET

      29-76020                H. ROSCOE TAYLOR JR. INS AGY
                              731 - 3 Grand Street
                              Jersey City, NJ  07304
                              (201) 332-5255
                              (201) 332-7853 Fax
                              H. ROSCOE TAYLOR, JR.

      29-75670                UNIVERSAL FINANCIAL COSULTANTS,INC
                              812 Summer Avenue
    ** NO FILE **             Newark, New Jersey  07104
                              (201) 481-0071
                              (201) 481-7840 FAX
                              NIMIA VASQUEZ





      29-60640                VARDAKIS INS AGENCY INC
                              81 Anderson Avenue
                              P.O. Box 458
                              Fairview, NJ  07022-0458
                              (201) 941-3542

      29-75950                WEICHERT INS AGENCY
                              1625 Route 10
                              P.O. Box 509
                              Morris Plains, NJ  07950-0509
                              (201) 605-1575
                              MARSHA A. SHERIFF, CIC, CPIW

      29-73500                WEINER'S AGENCY
                              1203 W. St. George Avenue
                              P.O. Box 334
                              Linden, New Jersey  07036
                              (201) 925-0660
                              MR. ARTHUR L. WEINER

      29-75560                WESTFIELD STATE AGENCY
                              6825 Westfield Avenue
                              Pennsauken, New Jersey  08110
                              (609) 663-8780
                              (609) 663-8881 FAX
                              VIRGINIA M. JOHNSTON

      29-75190                MORRIS WINOGRAD INS. AGENCY
                              2184 JFK Blvd.
                              Jersey City, New Jersey  07305
                              (201) 433-8900
                              (201) 433-2319 FAX
                              MORRIS WINOGRAD

                      T E R M I N A T E D

      29-76000                WILLIAM ABBOTT INC
                              705 Ridge Road
      TERMINATED              Lyndhurst, NJ 07071
      3/15/96                 (201) 933-8884
                              (201) 933-0331 Fax
                              WILLIAM J. ABBOTT

      29-75770                CELEBRITY INS AGENCY
                              3501 Kennedy Blvd.
     (CLOSED)                 Union City, NJ  07087
      6-27-95                 (201) 863-0222
                              (201) 863-2548 FAX
                              TED GALLO

      29-74820                INTRASTATE INS. AGENCY. INC
                              406 Bloomfield Avenue
                              Montclair, New Jersey  07042
     Terminated               (201) 509-1011
       5/4/95                 (201) 509-0503 FAX
                              JOSEPH M. PISANO

      29-75910                KOUVEL INS. AGENCY
                              1040 Broadway
      CLOSED                  Bayonne, NJ  07002
      8/1/95                  (201) 823-8686
                              GEORGE T. KOUVELIOTES

      29-75270                LIBERTY INSURANCE BROKERAGE, INC.
                              118 Speedwell Avenue
      CLOSED                  Morristown, New Jersey  07960
      5/4/95                  (201) 540-1611
                              PETER MALINSKY

      29-74900                R.T. AGENCY
                              1288 Springfield Avenue
                              Irvington, New Jersey  07111
      (CLOSED)                (201) 374-4117
                              (201) 373-7545 FAX
                              RENEE TAYLOR

      29-75160                SCERBO-WINDSOR INS. AGY., INC.
                              3519 Rt. 46
                              Parsippany, New Jersey  07054
      (CLOSED)                (201) 334-6929
       5/4/95                 (201) 402-1129 FAX
                              RICK CARTER

      29-75320                SOHAIR N. SHAKER
                              6032 Bergenline Avenue
      CLOSED                  West New York, New Jersey 07093
      3/17/95                 (201) 861-3043
                              SOHAIR N. SHAKER
Schedule 4.15 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

List of licenses, permits and registrations held by the Company:

1. Motor Club of America Enterprises, Inc. a Delaware corporation, is qualified as a corporation to do business in all other 49 states and the District of Columbia. CT Corporation System has provided the registered agent and office in each state, except:

        New Jersey - Stephen A. Gilbert, registered agent
                    95 Route 17 South
                    Paramus, NJ  07653

2. Motor Club of America Enterprises, Inc. has obtained licenses to do business as a motor club in the following states:

                Alabama
                Alaska
                Arkansas
                California
                Connecticut
                Idaho
                Kansas
                Louisiana
                Maine
                Maryland
                Massachusetts
                Mississippi
                Montana
                Nebraska
                Nevada
                New Hampshire
                New Mexico
                North Carolina
                Oklahoma
                South Carolina
                Tennessee
                Texas
                Utah
                Virginia
                Wisconsin
                Wyoming


Schedule 4.18 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America ("Seller") and JVL Holding Properties, Inc. ("Purchaser") concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company").

List of Notes Payable:  None

Schedule 4.19 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL
Holding Properties concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

A list of insurance policies on the properties and business of the company in effect on November 30, 1996:


                                   POLICY LIST

TYPE OF POLICY                COMPANY            POLICY NO.   POLICY PERIOD COVERAGE
Automobile Insurance   Royal Insurance            RST233059         08/01/96-97   $1,000,000 Liability
                                                                                  S/L, Med. & $10,000
                                                                                  Repossessed Auto
CPP (Home Office
Package Policy)        Hartford Insurance Co.     13 UUN CN3111     11/01/96-97   $1,096,800 Contents
                                                                                  Blanket $500,000 Extra
                                                                                  Expense $1,000,000 S/L
Liability

Computer Equipment     Hartford Insurance Co.     See Package       11/01/96-97   $800,000 Data Process. Equip.
                                                                                  & Extra Expense
Financial Institution
 Bond                  Reliance                   B2416303          05/28/96-97   $1,000,000 Fidelity,
                                                                                  Forgery & Securities
Umbrella Liability     Fireman's Fund             XSC-000-8261-5642 11/01/96-97   $10,000,000 Umbrella Liability

Workers' Compensation  New Jersey Reinsurance Co. J05699-4-96       07/20/96-97   Workers' Comp & 500/500
Employers Liab.

D&O                    Reliance Insurance Co.     NDA0126239        12/10/95-06   $5,000,000


The parties acknowledge that the Company has no real property in its name, that all above policies insure all companies in the Motor
Club of America group and that the above coverages for the Company will cease as of closing.

Schedule 4.21 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")

A list of trademarks, service marks or trade names used by the Company in connection with its business (column headed "Mark Filed" refers to Service Marks marked "A" and "B" attached hereto):


State                   Registrant          Reg. No.          Expire    Mark
                                                              Date      Filed
Alabama            Motor Club of America     100720           2001      A&B
Arkansas           Motor Club of America     60-89 & 173-84   7/27/99   A
California         Motor Club of America     037553 & 037554  10/1/00   A
Colorado           Motor Club of America     26526            4/04      A
Connecticut        Motor Club of America     8451 & 7448      12/01     A
Delaware           Motor Club of America                      2/10/99   B
Florida            Motor Club of America     T10628           3/13/99   A
Georgia            Motor Club of America     S1825 9035
                                             & 9036           8/19/99
                                                              3/23/99   A&B
Hawaii             Enterprises               130447           10/21/01  A
                                             124493
                                             106308           4/10/99
Idaho              Motor Club of America     12541 & 12542    3/3/99    A
Illinois           Motor Club of America     63900 & 63899    2/99      A
Indiana            Enterprises               5009-9333        3/27/99   A
Iowa               Motor Club of America     9444 & 9443      2/13/99   B
Kansas             Motor Club of America                      2/13/99   B
Kentucky           Motor Club of America     09509 08600 &
                                             08601            2/12/01   A&B
                                                              3/15/99
Louisana           Motor Club of America                      8/13/03   B
                                                              2/14/99
Maine              Motor Club of America     1989018M         2/12/99   A
Maryland           Motor Club of America     89-s2395         7/18/99   A
                                             89-S2394
Massachusetts      Motor Club of America     42466 & 42467    3/24/99   A
Michigan           Motor Club of America     M05-023          10/4/01   A
                                             M67-068          3/6/99
Minnesota          Enterprises               7405             9/3/01    A
Mississippi        Motor Club of America     760,934          2/14/99   A
Missouri           Motor Club of America     S10374           2/16/99   A
                                             S10373
Montana            Motor Club of America     15490            2/22/04   A
                                             15489
Nebraska           Motor Club of America     5108 & 5109      2/99      A
Nevada             Motor Club of America                      10/5/01   A
New Hampshire      Motor Club of America     350-A            2/13/99   B
New Jersey         Motor Club of America                      2/22/99   A
New Mexico         Motor Club of America     TK89021309       2/13/99   A&B
                                             TK89021310
New York           Motor Club of America     S-11281          4/10/99   A
                                             S-11280
North Carolina     Motor Club of America                      3/1/99    A
Ohio               Enterprises               SM65809          4/5/99    A
                                             SM65810
Oklahoma           Motor Club of America     22436            3/1/99    A
                                             22437
Oregon             Motor Club of America     S23163           1/04      A
Pennsylvania       Motor Club of America     1083732          5/99      A&B
                                             1083731
                                             781087
Rhode Island       Motor Club of America     89-2-18          2/27/99   A
                                             89-2-19
South Carolina     Motor Club of America                      2/23/99   A
South Dakota       Motor Club of America                      2/24/99   A
Tennessee          Motor Club of America                      2/23/99   A
Texas              Motor Club of America                                B
Utah               Motor Club of America     29784            5/6/99    A
                                             29783
Virginia           Motor Club of America                      3/6/99    A
Washington         Motor Club of America     18695            2/21/99   A
                                             18694
West Virginia      Motor Club of America                      2/15/99   B
Wisconsin          Enterprises                                3/15/09   A
                                                              8/1/04
Wyoming            Motor Club of America                      3/2/99    A

In addition to the above, please note the following United States of America Certificates of Registration with the United States Patent and Trademark Office (copies attached):

-       Registration No.: 1,566,334 (first use May 1, 1988);

-       Registration No.: 1,563,745 (first use May 17, 1948); and

-       Registration No.: 839,299 (first use August 1956).


THESE TRADEMARKS, SERVICEMARKS AND TRADENAMES ARE LISTED HEREON FOR THE SOLE PURPOSE OF DISCLOSING THE TRADEMARKS, SERVICEMARKS AND TRADENAMES USED BY THE COMPANY PRIOR TO THE CLOSING. AFTER THE CLOSING, THE COMPANY IS NOT PERMITTED TO USE THESE TRADEMARKS, SERVICEMARKS, TRADENAMES OR THE WORDS "MOTOR CLUB OF AMERICA" EXCEPT TO THE LIMITED EXTENT SUCH USE IS EXPRESSLY PERMITTED BY THAT CERTAIN AGREEMENT DATED DECEMBER 2, 1996 ("AGREEMENT"),
BY AND BETWEEN THE SELLER AND THE COMPANY.


Schedule 4.24 to Stock Purchase Agreement made and entered into November 27, 1996 by and between Motor Club of America and JVL Holding Properties, Inc. concerning the sale of the stock of Motor Club of America Enterprises, Inc. (the "Company")


A list of exceptions to statement of no competing interests:

NONE

SCHEDULE 7.17

     AGREEMENT

     This Agreement ("Agreement") is made and entered into this 2nd day of December, 1996 and effective December 1, 1996 ( the "Effective Date"), by and among (a) Motor Club of America, a New Jersey corporation ("Motor Club"), with its principal place of business at 95 Route 17 South, Paramus, New Jersey 07653, and (b) Motor Club of America Enterprises, Inc., a Delaware corporation ("Enterprises"), with its principal place of business at 3200 West Wilshire Blvd., Oklahoma City, Oklahoma 73116.
     W I T N E S S E T H :
     WHEREAS, Motor Club and JVL Holding Properties, Inc., an Oklahoma corporation (herein "JVL"), have, executed and delivered that certain Stock Purchase Agreement dated November ____, 1996 ("Stock Purchase Agreement"), under which JVL agreed to acquire all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of Enterprises; and
     WHEREAS, the Stock Purchase Agreement provides that Motor Club and Enterprises will, simultaneously with the Closing thereunder, execute and deliver this Agreement.
     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, Motor Club and Enterprises agree as follows:
     1.    Definitions.
          "Affiliate":  Shall mean any entity controlled by Motor
Club.
          "Memberships": Affiliated Memberships, Non-Affiliated Memberships and Stand- Alone Memberships are referred to herein collectively as "Memberships".
          "Affiliated Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or by an Affiliate of Motor Club in connection with an automobile insurance policy issued by an Affiliate of Motor Club.
          "Non-Affiliated Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or by an Affiliate of Motor Club in connection with an automobile insurance policy issued by a non-affiliate of Motor Club.
          "Originated by Motor Club or an Affiliate of Motor Club":
Shall mean obtained from and after the Effective Date hereof primarily as a result of the efforts of Motor Club or an Affiliate of Motor Club, including, without limitation, any producer appointed by Motor Club hereunder. A Membership shall be deemed obtained "primarily as a result of the efforts of Motor Club or an Affiliate of Motor Club" if (a) the Membership existed on the execution and the delivery of this Agreement, (b) the application for such Membership was produced after the execution and the delivery of this Agreement by Motor Club, an Affiliate of Motor Club or a Motor Club appointed producer unless, immediately prior thereto, it had been a membership of Enterprises, or (c) if the Membership is a renewal of an active Membership covered by (a) or
(b).
          "Stand-Alone Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or an Affiliate of Motor Club without an automobile insurance policy.
     2. Duties of Motor Club. Motor Club shall perform the following duties in connection with Memberships:
          a. Marketing of Memberships. Motor Club may market the Affiliated Memberships in New Jersey and such other jurisdictions as Motor Club or an Affiliate markets automobile insurance policies and may market Non-Affiliated Memberships and Stand-Alone Memberships unless such marketing can not be conducted in any jurisdiction under applicable laws and/or applicable regulations; provided, however, nothing contained in this Section 2(a) shall be deemed to authorize Motor Club to market a membership of any other
motor club in violation of Section 6.   Motor Club shall conduct
such marketing in accordance with applicable laws and applicable regulations and otherwise in good faith.
          b. Processing of Affiliated Memberships. Motor Club shall (i) process all applications for Affiliated Memberships; (ii) provide to persons holding Affiliated Memberships (A) membership cards which reflect their membership with Enterprises and (B) other membership information of the type provided by Enterprises to new members immediately prior to the closing of the transactions contemplated by the Stock Purchase Agreement; (iii) provide Enterprises on a daily basis in electronic form with data regarding new, renewed and expired business to the extent such data is available on Motor Club's information system; (iv) as soon as practical forward to Enterprises any reports of claims from members with Affiliated Memberships which happen to be made to Motor Club; and (v) simultaneously with each payment by Motor Club to Enterprises pursuant to Section 2(c), provide to Enterprises written statements with respect to (A) the collected fees and the reductions thereto and (B) written fees, which written statements shall be in sufficient detail to permit Enterprises to verify the amount of the payment.
          c. Collection of Fees on Affiliated Memberships. Motor Club shall collect from persons which hold Affiliated Memberships all of the fees payable by such persons with respect to their Affiliated Memberships. It is acknowledged that monies received from Affiliated Memberships shall be pro rated between Membership fees and insurance premiums based on collected revenues and based on the relative amounts of such Membership fees and such insurance premiums; provided, however, subject to Section 2(d), Motor Club shall charge for memberships no less than the fees charged by Enterprises for comparable Memberships.
          d. Remittance of Fees on Affiliated Memberships. Motor Club shall pay to Enterprises the fees collected by Motor Club (subject to reduction as provided in this Section 2(d)), with respect to each week no later than the Wednesday of the subsequent week. Motor Club may reduce the fees payable with respect to any week by (i) the commissions required to be paid and as actually paid to producers who generated Affiliated Memberships, which commissions shall not exceed an average of thirty seven percent (37%) of the fees paid for Affiliated Memberships on agreements with producers existing as of the Effective Date and which commissions shall not exceed thirty percent (30%) of the fees paid for Affiliated Memberships on agreements with producers entered into after the Effective Date and without prior written consent of Enterprises (which commissions Motor Club is specifically authorized to pay from such fees) and (ii) the compensation payable by Enterprises to Motor Club pursuant to Section 4. It is acknowledged that Enterprises has no obligation to pay commissions to producers on Non-Affiliated Memberships. With regard to Stand Alone Memberships, except to the extent that Enterprises has a contractual obligation to pay such commission, Enterprises has no obligation to pay such commissions.
          Motor Club shall have no other duties with respect to Affiliated Memberships and shall not have any duties with respect to Non-Affiliated Memberships or Stand-Alone Memberships.
          e. Forms. Motor Club shall provide all administrative and promotional forms necessary for Motor Club to perform its duties in connection with the Affiliated Memberships, including, without limitation, Membership Service Contracts, fulfillment kits, and brochures; provided, however, Motor Club shall only use forms approved in advance by Enterprises and the forms used by Enterprises immediately prior to the execution and the delivery of this Agreement shall be deemed to have been approved by Enterprises until such time as Enterprises advises Motor Club, in writing, of changes thereto.
          f. Computer Software and Training. Motor Club shall provide to Enterprises copies of all of the proprietary software owned by Motor Club (other than the software to process the Affiliated Memberships) for use in the operations of Enterprises. However, Motor Club shall provide data to Enterprises as reasonably required by Enterprises related to the Affiliated Memberships; provided, however, no data other than that which is currently being maintained by Motor Club shall be provided.
          Motor Club has advised Enterprises of the hardware requirements and the software requirements which Motor Club believes Enterprises must satisfy in connection with the computer services, which advice is reflected in written form on Exhibit "A" Such advice is only the opinion of Motor Club and there is no assurance that, if Enterprises follows such advice, Enterprises will be able to use successfully the computer services.
          If requested by Enterprises, Motor Club shall provide up to 120 hours of its computer personnel time to provide assistance to Enterprises in connection with such computer services. No more than 80 of such 120 hours shall be provided at the office of Enterprises in Oklahoma City, Oklahoma for a period mutually scheduled by Enterprises and Motor Club. In addition such personnel shall be available for telephone consultation as reasonably requested by Enterprises. Enterprises shall reimburse Motor Club for such personnel at a rate of $45.00 for any time in excess of the referenced hours and shall pay all of the reasonable expenses, including, without limitation, automobile rental, food, lodging and travel, incurred by such personnel. It is expressly acknowledged that some aspects of the computer services may be beyond the knowledge of such personnel and Enterprises may need to retain outside consultants with respect to those aspects.
          The hardware and the software provided by Motor Club are being provided on an "as-is" basis except for warranty of title made below. MOTOR CLUB DISCLAIMS ALL REPRESENTATIONS AND ALL WARRANTIES OF EVERY KIND WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT FOR WARRANTY OF TITLE WITH RESPECT TO THE HARDWARE AND THE SOFTWARE MADE HEREIN , INCLUDING, WITHOUT LIMITATION, ALL REPRESENTATIONS AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND/OR MERCHANTABILITY. MOTOR CLUB WARRANTS THAT IT HAS TITLE TO THE HARDWARE AND SOFTWARE FREE AND CLEAR OF ANY LIENS, CLAIMS OR ENCUMBRANCES.
          Motor Club shall not have any liability of any kind whatsoever to Enterprises with respect to the hardware and the software except for warranty of title.
          g. Garage Service. Motor Club shall use its best efforts to maintain relationships which Motor Club and/or Enterprises had prior to the Effective Date with garage keepers and wrecker service companies in New Jersey for the benefit of Enterprises; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          h. Mapping Services. Motor Club shall use its best efforts to maintain the relationship which Motor Club and/or Enterprises had prior to the Effective Date with the person or entity providing Mapping Services; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          i. 1-800 Numbers. Motor Club shall use its best efforts to maintain the 1-800 telephone numbers and services which Motor Club and/or Enterprises had prior to the Effective Date; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          j. American Bankers. Motor Club shall use its best efforts to maintain the relationships which Enterprises had with American Bankers for bonding and insurance services prior to Effective Date; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          k. Compliance with Procedures. In performing its duties hereunder, Motor Club shall market Memberships only on the forms expressly approved by Enterprises and only in accordance with the terms and the conditions established by Enterprises, including, without limitation, the rates promulgated by Enterprises. Except as may be required for compliance with laws or regulations, at least sixty (60) days prior to making any change in any such form or in any such terms or any such conditions, Enterprises shall notify
Motor Club of any proposed change.   Motor Club shall assist
Enterprises as reasonably requested by Enterprises in processing Non- Affiliated and Stand- Alone Memberships.
     3. Duties of Enterprises. Enterprises shall perform the following actions in connection with the sale of Memberships:
          a. Servicing of Memberships. Enterprises shall take the actions necessary to service the Memberships other than the actions which are expressly required by Section 2 to be taken by Motor Club.
          b. Advice and Assistance. Enterprises shall provide to Motor Club sales promotional advice and assistance with respect to Affiliated Memberships.
          c. Regulatory Matters. Enterprises shall undertake any and all filings of insurance contracts, surety bonds and guaranteed arrest bonds, and certificates therefor, which, in Enterprises' reasonable opinion, are necessary to perform any of the services required to be provided to members and otherwise comply with all applicable laws and regulations with respect to the Memberships.
          d.   Use of Name.  The words "Motor Club of America" used
together in this    sequence are a valuable asset of Motor Club,
which Motor Club has developed through the investment of substantial expense and substantial time. Enterprises is authorized to use the words "Motor Club of America" in its corporate name forever and to forever use the current corporate name, Motor Club of America Enterprises, Inc. While Enterprises shall always have the right to its corporate name, Enterprises intends to operate its business under a trade name which includes the words "Motor Club", but which does not include the words "of America." Other than use in its corporate name, Enterprises shall not operate its business under the trade name or "d/b/a" which includes the words used together in this sequence "Motor Club of America" except (a) during a transition period expiring on one year from the Effective Date or (b) in New Jersey to the extent that such business is the business operated in the State of New Jersey by Motor Club. It is agreed that, during the transition period, Enterprises may continue to use forms which contain a servicemark or a trademark with the words "Motor Club of America." This subparagraph d of paragraph 3 shall survive termination of the Agreement.
     4. Compensation of Motor Club. As its exclusive compensation hereunder and as consideration for the non-compete provision herein, Motor Club shall receive (a) an amount equal to twelve and one-half percent (12.5%) of the gross collected revenues from all Affiliated Memberships ("Affiliated Membership Compensation"), (b) an amount equal to Seven and one-half percent (7.5%) of the gross collected revenues less returns of unearned membership fees from all Non-Affiliated Memberships ("Non-Affiliated Membership Compensation") and (c) an amount equal to Seven and one-half percent (7.5%) of the gross collected revenues less returns of unearned membership fees revenues from all Stand-Alone Memberships ("Stand-Alone Membership Compensation"). Motor Club shall deduct the Affiliated Membership Compensation which Motor Club is entitled to receive with respect to each week from the payment which Motor Club is required to make to Enterprises pursuant to Section 2(d) with respect to such calendar month.
     Enterprises shall pay to Motor Club the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation which Motor Club is entitled to receive with respect to each calendar month no later than the 15th day of the following calendar month based on collected revenue collected revenues less returns of
unearned membership fees.   Simultaneously with such payment,
Enterprises shall provide to Motor Club a written statement which sets forth the basis on which the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation was calculated for such calendar month, which written statement shall be in sufficient detail to permit Motor Club to verify the calculation of the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation.
     In order to verify the accuracy of payments from Enterprises to Motor Club, Motor Club, at its own expense, shall have the right to have an independent auditor audit such books and records of Enterprises that relate to the Memberships. If any such audit reveals a variance in excess of five percent (5%) of the amount owed to Motor Club and the amount paid to Motor Club, Enterprises shall reimburse Motor Club for the cost of such audit in addition to remitting the amounts owed but previously unaccounted for.
     Should Enterprises fail to pay Motor Club the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation on a timely basis, after notice to Enterprises and a five (5) day period for Enterprises to cure, Motor Club shall deduct from subsequent payments which Motor Club is required to make to Enterprises pursuant to Section 2(d) an amount equal to Motor Club's best estimate of the amount which Enterprises failed to pay, which amount shall be based upon an average of such compensation for the previous three (3) months applied to the applicable period that Motor Club was not paid on a timely basis, in addition to the deduction of Affiliated Membership Compensation referred to above.
     5. Compliance with Applicable Laws and Regulations. Motor Club and Enterprises shall comply with (a) all applicable laws and all applicable regulations in connection with the performance of its duties hereunder, (b) its respective contractual obligations, if any, to members of Enterprises and (c) generally accepted standards in the motor club industry.
     6. Covenant Not To Compete. Motor Club agrees for a period of five (5) years from and after the Effective Date or the term of this Agreement, whichever is longer, except as specifically provided in this Agreement, that neither Motor Club, nor the successors, assigns, subsidiaries or affiliates of Motor Club whether directly or indirectly, as an owner, partner, agent, shareholder, or otherwise, shall establish, engage in or in any other way become interested in, nor directly or indirectly own, manage, operate or control or participate in the ownership, management, operation or control of, or be connected in any manner with any entity whatsoever involved in the selling, marketing, servicing or otherwise of motor club memberships or products in the states in which Motor Club and/or Enterprises were operating prior to the Effective Date. Further, all such entities during such term, shall market motor club memberships exclusively for Enterprises (to the extent that they market any of such memberships). If any of the provisions of this section shall be deemed to exceed any time, geographic or occupational limitations permitted by applicable law, then the provisions of this section shall be reformed to the maximum time, geographic or occupational limitations permitted by applicable law. This paragraph shall survive termination of this Agreement (other than a termination by Motor Club based on a material breach by Enterprises).
     7. Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship and is not intended to create any other type of relationship. Nothing contained herein shall create any type of relationship other than an independent contractor relationship.
     8. Ownership of Records. Each of Motor Club and Enterprises shall keep and maintain reasonably detailed records with respect to its business hereunder and shall own all of the records kept and maintained by it in connection with such business. Each of Motor Club and Enterprises shall permit the other parties to have reasonable access to the records kept and maintained by it and relating to the Memberships during normal business hours upon reasonable notice by the party which desires such access.
     9. Periodic Meetings. Motor Club and Enterprises shall cause their respective top level executives to meet every six months to discuss all phases pertaining to the sale of Memberships hereunder.
     10. Producers. Motor Club may appoint producers hereunder for the purpose of marketing Affiliated Memberships and Stand-Alone
Memberships in accordance with this Agreement.    11.  Additional
Membership Generation. Motor Club may, at any time and from time to time, present to Enterprises opportunities for the generation of additional Memberships in Enterprises. To the extent that Motor Club presents any such opportunity to Enterprises and Enterprises decides to pursue such opportunity, Motor Club and Enterprises shall execute an addendum to this Agreement which sets the terms and conditions of any payment by Enterprise to Motor Club related to such opportunity.
     12. Term. This Agreement shall commence on the the Effective Date and shall continue until terminated as provided herein.
     13. Termination. Motor Club may terminate this Agreement upon any material breach of this Agreement by Enterprises and Enterprises may terminate this Agreement upon any material breach by Motor Club in each case as provided in this Section 13.
     The party entitled to terminate this Agreement ("Terminating Party") shall notify the other party of the material breach which entitles such party to terminate this Agreement, describing the material breach in reasonable detail. Unless the breaching party cures such material breach within thirty (30) days after such notice is given and received, the Terminating Party may terminate this Agreement effective as of a date not less than thirty (30) days after such notice of termination is given and received.
     Either Enterprises or Motor Club may terminate this Agreement, regardless of whether there has been a material breach by the other party, at any time after the expiration of ten (10) years from the Effective Date. Such termination shall be effective as of a date not less than one hundred and twenty (120) days after the terminating party gives written notice of such termination to the other party.
     14. Effect of Termination. The termination of this Agreement pursuant to Section 13 shall not affect the rights and the duties of the parties with respect to the period prior to the effective date of such termination. In particular, and without limiting the generality of the foregoing sentence, Motor Club shall make all of the payments which Motor Club is required to make to Enterprises with respect to the period prior to such effective date and Enterprises shall pay the compensation to Motor Club all of the compensation which Enterprises is required to pay Motor Club with respect to the period prior to such effective date.
     15. Indemnification. Motor Club shall indemnify and hold harmless Enterprises from any cost, damage, expense, liability or loss (including, without limitation, reasonable attorneys' fees and expenses) which it may incur or sustain directly or indirectly due to, or arising out of, any violation by Motor Club of this Agreement.
     Enterprises shall indemnify and hold harmless Motor Club from any cost, damage, expense, liability or loss (including, without limitation, reasonable attorneys' fees and expenses) which it may incur or sustain directly or indirectly due to, or arising out of, any violation by Enterprises of this Agreement. The provisions of this paragraph shall survive termination of this Agreement.
     16. Arbitration. The parties shall attempt to resolve all disagreements and disputes which may arise hereunder by mutual discussion. If a party determines that a disagreement or a dispute cannot be resolved by mutual discussion, as a condition precedent to any right of action hereunder, the party shall so notify the other party and such disagreement or such dispute shall be submitted to arbitration, one arbitrator to be chosen by Motor Club and one arbitrator to be chosen Enterprises within fifteen (15) days from the date notice of such determination is given and received. If either of such arbitrators are not chosen within such 15 day period, upon request of Motor Club or Enterprises, arbitrators shall be selected by a judge . The two arbitrators so designated shall first select a competent disinterested third arbitrator, and failing within 15 days from the date of the appointment of the second arbitrator to agree on such third arbitrator, upon request of Motor Club or Enterprises, the third arbitrator shall be selected by a judge . The determination of any two arbitrators shall be final and binding upon both parties. Such determination shall be made within forty-five (45) days from the appointment of the third arbitrator unless, for good cause stated by the arbitrators, a decision cannot be rendered in such time frame, in which event a decision shall be rendered as expediently
as possible.   Each party shall bear the expense of its own
arbitrator and shall jointly and equally bear with the other, expenses of the third arbitrator and the arbitration. Provided, however, notwithstanding the foregoing, the party prevailing shall be entitled, in addition to such other relief as maybe granted, to a reasonable sum for its attorneys fees, costs and all expenses related thereto. Discovery depositions shall not be taken in the arbitration proceedings.
     17. Assignment. Neither Motor Club nor Enterprises may assign this Agreement without the prior written consent of the other parties. Any assignment in violation of this Agreement shall be null and void.
     18. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, each of Motor Club and Enterprises and their respective successors and assigns (to the extent such assignment is made in accordance with this Agreement).
     19. Communications. All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given and received (a) upon personal delivery to the person to which such notice or other communication is addressed, (b) three days after such notice or other communication is deposited in the United States mail, postage prepaid, to the person to which such notice or such communication is addressed at the address set forth below.
     20. Force Majeure. Neither Enterprises nor Motor Club shall be liable for its delay in performing or its failure to perform its obligations due to causes beyond its control.
     21. Severability. Each provision of this Agreement is intended to be severable and, to the extent that any provision is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, (a) such invalidity or such unenforceability shall not affect the validity or the enforceability of any other provision and (b) the provision which would otherwise be invalid or unenforceable shall be deemed amended to apply to the broadest extent that such provision would be valid and enforceable under applicable law.
     IN WITNESS WHEREOF, Motor Club and Enterprises have caused this Agreement to be executed by their duly authorized officers and their corporate seals affixed the day and year first above mentioned.
Attest:                                 Motor Club of America


____________________________       By:
____________________________________
Secretary                               Stephen A. Gilbert,
President


STATE OF __________ )
                    )  ss.
COUNTY OF _________ )

          Subscribed and sworn to before me this            day of
                         , 19     .

My Commission Expires:

___________________________________
____________________                    Notary Public
     (Seal)

Attest:                                 Motor Club of America
Enterprises, Inc.

_________________________          By:
____________________________________
Secretary                          Virgil Coffee, President





STATE OF OKLAHOMA        )
                         )  ss.
COUNTY OF OKLAHOMA  )

     Subscribed and sworn to before me this ________day of ____________________, 19______.

My Commission Expires:

____________________________________
____________________                    Notary Public
     (Seal)


Schedule 7.1.9


Seller will deliver to Purchaser the following items pursuant to the timetable enumerated below:

     a) No later than January 1, 1997, Seller will deliver to Purchaser all financial records of Enterprises from January 1, 1986 through November, 30, 1996, including but not limited to general ledgers, trial balances, bank and investments statements, work papers, audited financial statements, etc. which Purchaser requires to conduct Enterprises' business; provided, however, Seller shall be entitled to retain such copies of the foregoing as are reasonably necessary for tax and other obligations of Seller.

     b) No later than January 1, 1997, Seller will deliver to Purchaser all federal, state and local tax returns which Enterprises (or the consolidated group of which it is a member) has filed which Purchaser requires to conduct Enterprises business. Provided, however, Seller shall be entitled to retain such copies of the foregoing as are reasonably required for tax filings and other obligations of Seller.

     c) No later than January 1, 1997, Seller will deliver to Purchaser all licenses currently maintained by Enterprises, including all supporting correspondence files.

     d) At the Effective Date, Seller will deliver to Purchaser Enterprises' Articles of Incorporation, By-Laws and Corporate Minute books, Corporate Seal and Stock Books.

     e) No later than January 1, 1997, Seller will deliver to Purchaser all contracts and insurance policies maintained by Enterprises as of November 30, 1996 (to the extent, if any, not previously delivered), including but not limited to those contracts pertaining to producers, garage service, mapping services, 800 numbers and bonding services. Seller will retain copies of those producer contracts required to process
Affiliated Memberships as defined and required in that certain Agreement attached hereto as Schedule 7.1.7. Nothwithstanding anything else contained herein, it is recognized that certain contracts with producers relate principally to the insurance business of Seller, rather than Memberships; Seller shall be permitted to retain the originals of such contracts and shall only be required to provide copies of those contracts.

     f) No later than February 1, 1997, Seller will deliver to Purchaser the proprietary software and supporting documentation in connection with the production of membership information, payment of membership benefits and maintenance of its membership listings. Delivery of this software implicitly acknowledges that both Motor Club and Enterprises are in compliance with the requirements of paragraph 2(f) of that certain Agreement attached hereto as
Schedule 7.1.7.

     g) No later than February 1, 1997, Seller will deliver to Purchaser membership applications, cancellation notices and other supporting documentation for Stand Alone Memberships and Non-Affiliated Memberships, as defined in paragraph 1 of that certain Agreement attached thereto as
Schedule 7.1.7.

     h) No later than February 1, 1997, Seller will deliver to Purchaser membership benefit files and other supporting documentation for Memberships, as defined in paragraph 1 of that certain Agreement attached thereto as
Schedule 7.1.7.

     i) No later than February 1, 1997, Seller will transfer to Purchaser existing "800" telephone numbers and systems that Purchaser requires to conduct Enterprises business.

     j) During the period December 1, 1996 to the dates and tasks specified in a) through i) above, Seller will operate certain of Enterprises' business except as specified in k) below with the consent of Purchaser, including but not limited to, processing of membership applications, payment of membership benefits, appointment of producers, collection of membership fees, payment of producer commissions, etc.

     k) Effective December 1, 1996, Purchaser will be responsible for doing all things necessary to maintain of Enterprises' licenses, its corporate records and filings, including but not limited to the preparation and filing of all necessary tax returns and audited financial statements. Upon request, Seller will provide Purchaser with records of operations it is maintaining in sufficient detail so as to enable Purchaser to complete such information.
In addition, Purchaser will be responsible for the establishment and maintenance of all bank accounts for Enterprises effective December 1, 1996. Purchaser must provide Seller with appropriate delivery instructions as soon as practical to enable Seller to remit funds collected.

     l) During the period December 1, 1996, to January 31, 1997, Seller will process Stand Alone Memberships and Non Affiliated Memberships, as defined in that certain Agreement attached hereto as Schedule 7.1.7 in a manner consistent with that of Affiliated Memberships as defined in that certain Agreement attached hereto as Schedule 7.1.7, as specified in paragraph 2 of that Agreement.

     m) From the Effective Date through January 31, 1997, Seller will process and pay all membership benefit payments for Memberships, as defined in that certain Agreement attached thereto as Schedule 7.1.7. Seller will net benefit payments made against the remittance of other funds due Enterprises pursuant to l)above. Should the sum of funds subject to these paragraphs result in an amount due the Seller, Purchaser will remit such funds to Seller within 3 business days in immediately available funds. Seller will provide Purchaser with all necessary detail supporting such payment and subsequent deduction from funds otherwise due Purchaser.

     n) In exchange for the services described in j), l) and m) above, Purchaser shall pay Seller an amount of $10,000.00 per month for a maximum of $20,000.00. Seller will deduct amounts due under this paragraph from amounts due to or from Purchaser in paragraphs 1) and m) above.

Certificate

Motor Club of America, a New Jersey corporation ("Seller"), does hereby certify to JVL Holding Properties, Inc., an Oklahoma corporation ("Purchaser"), as follows:

(1) Seller has performed all obligations required by that certain Stock Purchase Agreement dated November 27, 1996 ("Stock Purchase Agreement"), by and between Seller and Purchaser to be performed by Seller prior to the Closing (as defined in the Stock Purchase Agreement).

(2) Each of the representation and the warranties of Seller contained in the Stock Purchase Agreement is true and correct, in all material respects, on the Closing Date (as defined in the Stock Purchase Agreement).

(3) From the date of the Stock Purchase Agreement through the Closing, the Company (as defined in the Stock Purchase Agreement) has conducted its business in the manner required by Section 6.1 of the Stock Purchase Agreement.

(4) There is no pending or, to the knowledge of Seller, threatened lawsuit, claim, action, proceeding or investigation against Seller or the Company that relates to the Stock Purchase Agreement or the transactions therein contemplated.

(5) There has been no material change in the business, assets or financial condition of the Company or, to the knowledge of Seller, in the Company's relationship with the Company's employees other than the employee terminations provided for in Section 4.23, suppliers and other with whom or which the Company has business relations.

IN WITNESS WHEREOF, Seller has hereunto set its hand this 2nd day of December 1996.

                                    MOTOR CLUB OF AMERICA



                                    By:  Stephen A. Gilbert,
                                          President



                           ASSIGNMENT

     This Assignment is made and entered into this 30th day of November, 1996, between Motor Club of America, a New Jersey Corporation ("Motor Club") with its principal place of business at 95 Route 17 South, Paramus, New Jersey 07653, and Motor Club of America Enterprises, Inc., a Delaware corporation ("Enterprises") with its principal place of business at 95 Route 17 South, Paramus, New Jersey 07653.
     WHEREAS, Motor Club desires to assign to Enterprises and Enterprises desires to take assignment of certain contracts relating to the business of Enterprises.
     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Motor Club and Enterprises agree as follows:
     1. Motor Club hereby assigns and transfers to Enterprises and Enterprises accepts all rights and duties of Motor Club under the following contracts: (1) agreement between Motor Club and Spatial Data Sciences, Inc. ("SDS") effective January 22, 1996, (2) agreement between Motor Club and Auto Help Line effective April 3, 1984 and (3) November 22, 1994 letter agreement between Motor Club and Robin Travel.
     2. Motor Club shall, upon request of Enterprises, execute and deliver such instruments and documents and do such further acts and things as are requested by Enterprises to perfect and evidence the Assignment set forth above.
     3. This Assignment shall be effective with respect to all of the contracts (other than the contract with SDS) on its execution and delivery. This Assignment shall be effective with respect to the contract with SDS only on the receipt of the written consent of SDS to this Assignment.
     IN WITNESS WHEREOF, Motor Club and Enterprises have caused this Assignment to be executed by their duly authorized officers and their corporate seal affixed the day and year first above mentioned.


ATTEST:                         MOTOR CLUB OF AMERICA


_____________________           ______________________________
Secretary                        Stephen A. Gilbert, President




ATTEST:                         MOTOR CLUB OF AMERICA
                                 ENTERPRISES, INC.



_______________________         ______________________________
                                 Stephen A. Gilbert, President